                                                                   Exhibit 10.33


                                                                  CONFORMED COPY
                                                                  --------------


                           Dated 15th November, 1999
                           -------------------------


                           HUTCHISON WHAMPOA LIMITED

                                      and

                     HUTCHISON TELECOMMUNICATIONS LIMITED

                                      and

                             GLOBAL CROSSING LTD.

                                      and

                             GLOBAL CROSSING LTD.

                                      and

                             HCL HOLDINGS LIMITED



                   ________________________________________

                           SUBSCRIPTION AND SALE AND
                              PURCHASE AGREEMENT
                                 in relation to
                              HCL HOLDINGS LIMITED

                   ________________________________________

                                                                   EXHIBIT 10.33

THIS AGREEMENT  is made on 15th November, 1999

BETWEEN:

(1) HUTCHISON WHAMPOA LIMITED, a company incorporated in Hong Kong and having its registered office at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong (the "Vendor Guarantor");

(2) HUTCHISON TELECOMMUNICATIONS LIMITED, a company incorporated in Hong Kong and having its registered office at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong (the "Vendor");

(3) GLOBAL CROSSING LTD., a company incorporated in Bermuda and having its registered office at Wessex House, 45 Reid Street, Hamilton, HM12, Bermuda (the "Purchaser");

(4) GLOBAL CROSSING LTD., a company incorporated in Bermuda and having its registered office at Wessex House, 45 Reid Street, Hamilton, HM12, Bermuda (the "Purchaser Guarantor"); and

(5) HCL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 146, Road Town, Tortola, British Virgin Islands (the "Company").

WHEREAS:

(A) The Company is a company limited by shares incorporated in the British Virgin Islands. The authorised share capital of the Company is as at the date hereof US$50,000.00 divided into 50,000 shares of US$1.00 each. Certain other particulars of the Company are set out in Schedule 1.

(B) Hutchison Communications Limited ("HCL") is a company limited by shares incorporated in Hong Kong and is a wholly-owned subsidiary of the Company. Certain other particulars of HCL are set out in Schedule 2.

(C) Immediately prior to Completion, the Vendor will be the beneficial owner of three shares of US$1.00 each in the Company, all of which will have been issued and fully paid up or credited as fully paid up and will represent the entire issued share capital of the Company.

(D) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Vendor Share (as hereinafter defined) subject to and upon the terms and conditions hereinafter appearing.

(E) The Purchaser has agreed to subscribe for and the Company has agreed to issue and allot the New Share (as hereinafter defined).

(F) Following completion of the transactions described in Recitals (D) and (E), the Vendor and the Purchaser will each be the holder of one half of the issued share capital of the Company.

(G) The Purchaser may, in accordance with Clause 2.3, transfer its rights and obligations under this Agreement to another person. The Purchaser Guarantor agrees to enter into this Agreement to, inter alia, guarantee the due and punctual performance of the obligations of that person.

(H) The Vendor is a wholly-owned subsidiary of the Vendor Guarantor. In consideration of the Purchaser entering into this Agreement and at the request of the Vendor, the Vendor Guarantor agrees to enter into this Agreement to, inter alia, guarantee the due and punctual performance of the obligations of the Vendor hereunder.

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement (including the recitals above), the words and expressions set out below shall have the following meanings attributed to them:

     "Accounts"               the HCL Accounts, the HMSL Accounts, the HGNL
                              Accounts and the Partnership Accounts;

     "Accounts Date"          31st December, 1998;

     "Affiliate"              in relation to a company, any body corporate which
                              is for the time being the holding company or a subsidiary of that company or a subsidiary of that holding company ("holding company" and
                              "subsidiary" have for purposes of this Agreement the meaning ascribed thereto in Section 2 of the Companies Ordinance, Chapter 32 of the Laws of
                              Hong Kong);

     "Agreement"              this Agreement including its schedules and
                              exhibits;

     "Business Day"           a day on which banks in Hong Kong, New York and
                              Los Angeles are open for business (other than a Saturday or a Sunday);

     "Business Plan"          the business plan of the Group set out in Exhibit
                              L;

     "Certificate of          the certificate of designations of the
     Designations"            Convertible Preferred Stock a draft of which is in
                              the agreed form;

     "Completion"             completion of the sale and purchase of the Vendor
                              Share and the subscription, issue and allotment of the New Share in accordance with Clause 5 and
                              Schedule 3;

     "Completion          (a) if the Completion Date is on or before 15th
     Accounts"                January, 2000, the audited consolidated accounts
                              of the Group made up to 31st December, 1999; and

                          (b) if the Completion Date is after 15th January,
                              2000, the consolidated accounts of the Group made up to the Completion Date and audited by the auditors for the time being of the Company;

     "Completion Date"    (a) if the Conditions are satisfied before 31st
                              December, 1999, 3rd January, 2000; and

                          (b) if the Conditions are satisfied after 31st
                              December, 1999, the day falling ten Business Days after the Conditions (other than the Condition in Clause 4.1(e)) are so satisfied or waived but in no event later than the End Date;

     "Conditions"             the conditions precedent set out in Clause 4.1 and
                              the expression "Condition" shall mean any of them;

     "Consideration"          the consideration due by the Purchaser in
                              accordance with Clause 3;

     "Convertible             the convertible preferred stock to be issued by
     Preferred Stock"         the Purchaser Guarantor, the terms and conditions
                              of which are set out in the Certificate of Designations;

     "Counter-indemnities"    the counter-indemnities, particulars of which are
                              set out in Schedule 6;

     "Disclosure Letter"      the letter of even date herewith written by the
                              Vendor to the Purchaser and the Purchaser

                              Guarantor for the purposes of Clause 6.13(e) before execution of this Agreement;

     "End Date"               15th March, 2000 or such later date as the parties
                              may agree in writing;

     "Exchange Act"           the Securities Exchange Act of 1934 of the United
                              States;

     "Excluded Business"      the businesses of the provision of paging, call
                              centres and other ancillary services and the sales of mobile phones, pagers and accessories carried on and operated by HCL and the other retailing activities to be within the scope of the Marketing and Distribution Agreement;

     "Excluded Business       the arrangements for the transfer of the
     Transfer Arrangements"   Excluded Business and the Excluded Companies, a
                              summary of which is set out in Schedule 7;

     "Excluded Companies"     Mollson Limited, Hutchison-Management of
                              Telecommunication Services Limited, Goldpraise
                              Limited and Goldtop Limited and "Excluded Company" means any of them;

     "Global Crossing         the licence agreement regarding the licence of
     Licence Agreement"       certain trademarks between a wholly-owned
                              subsidiary of the Purchaser Guarantor and HCL to be executed by the parties thereto at Completion a draft of which is in the agreed form;

     "Global Crossing         the agreement between the Company and Global
     Network Agreement"       Crossing USA Inc. to be entered into between the
                              parties thereto at Completion a draft of which is in the agreed form;

     "Group" the Company and the Subsidiaries, the expression "Group Company" means any of them and the expression "Group Companies" means all of them;

     "Hong Kong"              the Hong Kong Special Administrative Region of the
                              People's Republic of China;

     "H"                      Hutchison Telecommunications (Hong Kong) Limited;

     "H Service Agreement"    the service agreement between H, HWL and HCL to be
                              executed by the parties thereto at Completion a draft of which is in the agreed form;

     "HCL Accounts"           the audited accounts of HCL for the period ended
                              on and as at the Accounts Date, a copy of which is in Exhibit A;

     "HCL Network             the partnership between Hongville Limited,
     Partnership"             Palliser Investments Limited and Aberdeen
                              Commercial Investments Limited constituted by a partnership agreement dated 30th June, 1994 for the purpose of leasing telecommunications equipment to HCL, to be reorganised pursuant to the Partnership Agreement;

     "HGNL Accounts"          the audited accounts of Hutchison Global Net
                              Limited ended on and as at the Accounts Date, a copy of which is in Exhibit A;

     "HMSL Accounts"          the audited accounts of Hutchison Multimedia
                              Services Limited for the period ended on and as at the Accounts Date, a copy of which is in Exhibit
                              A;

     "Hutchison Licence       the licence agreement regarding the licence of
     Agreement"               certain trade marks between Hutchison Whampoa
                              Enterprises Limited, HWL and HCL to be executed by the parties thereto at Completion a draft of which is in the agreed form;

     "HWL Service Agreement"  the service agreement between the Vendor Guarantor and HCL to be executed by the parties thereto at Completion a draft of which is in the agreed form;

     "Intellectual Property"  means patents, trade marks and service marks, rights in designs, trade or business names, domain names, copyrights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and rights under licences and consents in relation to any such thing and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

     "in the agreed form"     in the form agreed (subject to Clause 4.12)
                              between the Vendor and the Purchaser, as evidenced by initialling on their behalf simultaneously with the execution of this Agreement;

     "Interconnect Agreement" the agreement between Hutchison Telephone Company
                              Limited, HWL and HCL regarding interconnection to be executed by the parties thereto at Completion a draft of which is in the agreed form;

     "Leased Lines Agreement" the agreement between HCL, HWL and Hutchison
                              Telephone Company Limited regarding leased lines to be executed by the parties thereto at Completion a draft of which is in the agreed form;

     "Management Accounts"    the unaudited proforma consolidated management
                              accounts of the Group Companies as at the Management Accounts Date (prepared on the basis that the Excluded Business Transfer Arrangements and the restructuring referred to in Clause 4.5(d) have taken place), a copy of which is in Exhibit
                              B;

     "Management Accounts     30th September, 1999;
     Date"

     "Marketing and           the agreement between HCL, HWL and Hutchison
     Distribution Agreement"  Paging Services Limited regarding marketing and distribution services to be provided by Hutchison
                              Paging Services Limited to be executed by the parties thereto at Completion a draft of which is in the agreed form;

     "MDC Agreement"          the agreement between Global Crossing Holdings
                              Ltd. and HCL regarding a media distribution centre to be executed by the parties thereto at Completion a draft of which is in the agreed form;

     "New Share"              means one new Share to be subscribed by the
                              Purchaser and issued and allotted by the Company under this Agreement;

     "OFTA"                   Office of the Telecommunications Authority;

     "Partnership Accounts"   the audited accounts of the HCL Network
                              Partnership for the period ended on and as at the Accounts Date, a copy of which is in Exhibit A;

     "Partnership Agreement"  the deed between Hongville Limited, Palliser
                              Investments Limited, Aberdeen Commercial
                              Investments Limited, HCL and HCL Network
                              Partnership Holdings Limited referred to in Clause 4.5(d) in the agreed form to be executed by the parties thereto at or before Completion whereby, inter alia, HCL, Hongville Limited and HCL Network Partnership Holdings Limited become respectively 99.98%, 0.01% and 0.01% partners of HCL Network Partnership;

     "Proceedings"            any proceedings, suit or action arising out of or
                              in connection with this Agreement;

     "Proforma 1998 Accounts" the unaudited proforma consolidated accounts of the Group Companies for the period ended on and as at the Accounts Date (prepared on the basis that the Excluded Business Transfer Arrangements and the restructuring referred to in Clause 4.5(d) have taken place), a copy of which is in Exhibit A;

     "Purchaser Conditions"   the Conditions in Clause 4.1(a)(ii), 4.1(b),
                              4.1(e)(ii), 4.1(f)(ii) and 4.1(h);

     "Purchaser Warranties"   the representations, warranties and undertakings
                              set out in Clause 7 and Part 3 of Schedule 5 given by the Purchaser under this Agreement and under the completion certificate to be provided under Clause 4.1(h) and "Purchaser Warranty" shall be construed accordingly;

     "Purchaser Guarantor     the representations, warranties and undertakings
     Warranties"              set out in Clause 7 and Part 4 of Schedule 5 given
                              by the Purchaser Guarantor under this Agreement and under the completion certificate to be provided under clause 4.1(h) and "Purchaser
                              Guarantor Warranty" shall be construed
                              accordingly;

     "Purchaser Parties"      the Purchaser, the Purchaser Guarantor and each
                              subsidiary of the Purchaser Guarantor which is a party to any Relevant Agreement and "Purchaser
                              Party" means any of them;

     "Registration Rights     the registration rights agreement between the
     Agreement"               Purchaser Guarantor and the Vendor to be executed
                              by the parties thereto at Completion a draft of which is in the agreed form;

     "Relevant Agreements"    this Agreement, the Global Crossing Network
                              Agreement, the H Service Agreement, the HWL
                              Service Agreement, the Hutchison Licence
                              Agreement, the Global Crossing Licence Agreement, the Marketing and Distribution Agreement, the Partnership Agreement, the Shareholders Agreement, the Tax Covenant, the Registration Rights
                              Agreement, the MDC Agreement, the Interconnect
                              Agreement, the Leased Lines Agreement and the
                              Certificate of Designations and "Relevant
                              Agreement" means any of them;

     "SEC" the Securities and Exchange Commission of the United States of America;

     "Securities Act"         the Securities Act of 1933 of the United States;

     "Shareholders Agreement" the shareholders agreement between the Vendor, the
                              Vendor Guarantor, the Purchaser, the Purchaser Guarantor and the Company in the agreed form to be executed by the parties thereto at Completion;

     "Shares" means shares of US$1.00 each in the capital of the Company;

     "Subsidiaries"           the companies which are to be the subsidiaries of
                              the Company at Completion, particulars of which are set out in Schedule 2;

     "Target Date"            15th December, 1999;

     "Taxation"           (a) any form of tax whenever created or imposed and
                              whether of Hong Kong or elsewhere, payable to or imposed by any Taxation Authority and includes, without limitation, profits tax, provisional profits tax, interest tax, salaries tax, property tax, taxes on gross or net income or receipts, taxes on gains, estate duty, capital duty, stamp duty, payroll tax, sales or use tax, franchise tax, ad valorem tax, transfer tax, value added tax and other similar liabilities or contributions and any other taxes, levies, duties, charges, imposts or withholdings similar to, corresponding with, or replacing or replaced by any of the foregoing; and

                          (b) all charges, interest, additional tax, penalties
                              and fines, incidental or relating to any taxation falling within (a) above and includes (for the avoidance of doubt) any of the foregoing (within (a) or (b)) which arises out of the Excluded Business Transfer Arrangements and the restructuring referred to in Clause 4.5(d) or which are payable by or imposed on the HCL Network Partnership;

     "Taxation Authority"     the Inland Revenue Department of Hong Kong and/or
                              any other revenue, customs, fiscal governmental, statutory, central, federal, regional, state, provincial, local governmental or municipal authority, body or person, whether of Hong Kong or elsewhere;

     "Tax Covenant"           the tax covenant to be executed in the agreed form
                              by the Vendor and the Vendor Guarantor in favour of the Purchaser, the Purchaser Guarantor and the Company at Completion;

     "Vendor Conditions"      the Conditions except (i) the Purchaser Conditions
                              and (ii) the Condition in Clause 4.1(l);

     "Vendor Parties"         the parties to the Relevant Agreements (other than
                              the Purchaser Parties) and the Group Companies and "Vendor Party" means any of them;

     "Vendor Share"           one issued Share to be sold by the Vendor and
                              purchased by the Purchaser under this Agreement;

     "Vendor Warranties"      the representations, warranties and undertakings
                              set out in Clause 6 and Part 1 of Schedule 5 given by the Vendor under this Agreement and under the completion certificate to be provided under Clause
                              4.1(g) and "Vendor Warranty" shall be construed accordingly;

     "Vendor Guarantor        the representations, warranties and undertakings
     Warranties"              set out in Clause 6 and Part 2 of Schedule 5 given
                              by the Vendor Guarantor under this Agreement and under the completion certificate to be provided under Clause 4.1(g) and "Vendor Guarantor
                              Warranty" shall be construed accordingly;

     "Warranties"             the Vendor Warranties, the Vendor Guarantor
                              Warranties, the Purchaser Warranties and the Purchaser Guarantor Warranties and "Warranty" shall be construed accordingly;

     "HK$" and "Hong Kong     Hong Kong dollars, the lawful currency of Hong
     dollars"                 Kong; and

     "US$" and "US dollars"   United States dollars, the lawful currency of the
                              United States of America.

1.2 References to statutory provisions shall where the context so admits or requires be construed as references to those provisions as respectively amended, consolidated, extended, or re-enacted from time to time, and shall, where the context so admits or requires, be construed as including reference to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended, or replaced thereby or re-enacted therein, which may be applicable to any relevant tax year or other period, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.3 Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa and words importing natural persons shall include corporations and un-incorporated associations; words importing the masculine gender only shall include the feminine gender and the neuter gender. References to Clauses, Schedules and Exhibits are to clauses of, schedules to and exhibits to this Agreement.

1.4 In this Agreement and the Schedules, the words and expressions hereinbefore defined shall (unless the context otherwise requires) bear the same meanings therein given to them and this Agreement and the Schedules shall be construed and interpreted accordingly. The Schedules and Exhibits form part of this Agreement and shall be construed and have the same full force and effect as if expressly set out in the body of this Agreement. The headings contained in this Agreement are for the purposes of convenience only and do not form part of and shall not affect the construction of this Agreement or any part thereof.

1.5 References to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6 References to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality).

1.7 References to "indemnify" and "indemnifying" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance.

1.8 References to the knowledge, information, belief or awareness of any person shall be treated as including any knowledge, information, belief or awareness which the person would have if the person made reasonable enquiries.

1.9  The rule known as the ejusdem generis rule shall not apply and accordingly:

(a) general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(b) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.   SALE AND PURCHASE AND SUBSCRIPTION AND SUBSTITUTION OF PURCHASER

2.1 Subject to the fulfilment of the Conditions and the terms and conditions of this Agreement, the Vendor shall sell and transfer all the legal and beneficial interests in the Vendor Share to the Purchaser and the Purchaser shall purchase the Vendor Share free from all charges, liens and other encumbrances whatsoever and together with all rights attaching thereto including in particular but without prejudice to the generality of the foregoing the right to all dividends and other distributions declared and/or paid on or after the Completion Date.

2.2 Subject to the fulfilment of the Conditions and the terms and conditions of this Agreement, the Purchaser shall subscribe for and the Company shall allot and issue, fully paid, the New Share. The New Share shall be free from all charges, liens and other encumbrances whatsoever and together with all rights attaching thereto including in particular but without prejudice to the generality of the foregoing the right to all dividends and other distributions declared and/or paid on or after the Completion Date.

2.3 The Purchaser Guarantor may, at any time before Completion, by delivering a notice to that effect to the other parties to this Agreement, cause any of its wholly-owned subsidiaries or any person to whom it could, following Completion, transfer Shares under the Shareholders Agreement to become the Purchaser instead of itself, whereupon such person shall have all the rights and obligations of the Purchaser under this Agreement and the Purchaser Guarantor shall cease to have such rights and obligations, but without prejudice to its rights and obligations in its capacity as Purchaser Guarantor.

3.   CONSIDERATION

3.1 The consideration for the sale of the Vendor Share shall be the issue and allotment to the Vendor (or to such other wholly-owned subsidiary of the Vendor Guarantor as the Vendor may direct and as shall have agreed with the Purchaser Guarantor to be bound by Clause 10) of US$400 million in nominal amount of Convertible Preferred Stock credited as fully paid at par. The conversion price for the Convertible Preferred Stock shall be as set forth in the Certificate of Designations. If any event requiring adjustment of the Conversion Price (as defined in the Certificate of Designations) under the Certificate of Designations occurs between the date hereof and the Completion Date, the Conversion Price will be modified in accordance with such provisions and the change shall be reflected in the Certificate of Designations.

3.2 The consideration for the issue and allotment of the New Share shall be the payment to the Company of US$50 million in cash, US$200 million to be satisfied by the entry into and performance of the Global Crossing Network Agreement and US$150 million to be satisfied by the entry into and performance of the MDC Agreement.

4.   CONDITIONS PRECEDENT AND PRE- AND POST-COMPLETION MATTERS

4.1 Completion shall be subject to and conditional upon the fulfilment of the following Conditions:

     (a) all approvals and consents which may be required or necessary to be obtained from any government or any governmental or regulatory authority in order for:

          (i) each Vendor Party to enter into and perform each Relevant Agreement to which it is a party and to do every thing contemplated to be done by it as a result of or as a condition precedent (or otherwise preparatory) to the entry into and performance of the Relevant Agreements; and

          (ii) each Purchaser Party to enter into and perform each Relevant Agreement to which it is a party and to do every thing contemplated to be done by it as a result of or as a condition precedent (or otherwise preparatory) to the entry into and performance of the Relevant Agreements having been obtained;

     (b) the approvals and/or consents listed in Part 1 of Schedule 9 having been obtained;

     (c) the approvals and/or consents listed in Part 2 of Schedule 9 having been obtained and OFTA shall not have objected in writing to the entry into or performance of any Relevant Agreement (on the grounds that it will or might breach the terms of any licence referred to in paragraph 7.1(1)(a) of Part 1 of Schedule 5 or otherwise);

      (d) the Vendor and the Vendor Guarantor having complied with their obligations under Clause 4.4 and 4.6;

      (e) no government or governmental or regulatory authority having instituted or threatened in writing any action (including the passing of any statute or regulation), suit or investigation to restrain, prohibit or otherwise challenge, or which would materially restrict or delay, the entry into or performance:

          (i) by any Vendor Party of any Relevant Agreement or any thing to be done by any Vendor Party under or as contemplated by any Relevant Agreement; or

          (ii) by any Purchaser Party of any Relevant Agreement or any thing to be done by any Purchaser Party under or as contemplated by any Relevant Agreement.

     (f)  the delivery of legal opinions:

          (i) reasonably satisfactory to the Purchaser, covering the existence and due incorporation of the Vendor Parties, their capacity and authority to their enter into and perform the Relevant Agreements to which they are parties, the validity, binding nature and enforceability of their obligations under those Relevant Agreements and the obtaining of all necessary legal and regulatory consents; and

          (ii) reasonably satisfactory to the Vendor, covering the existence and due incorporation of the Purchaser Parties and their capacity and authority to enter into and perform the Relevant Agreements to which they are parties, the validity, binding nature and enforceability of their obligations under those Relevant Agreements and the obtaining of all necessary legal and regulatory consents;

     (g) the Vendor Warranties and the Vendor Guarantor Warranties being accurate in all material respects and not misleading if they were repeated at the time of Completion and on the basis that a reference to the actual time of Completion were substituted for any express or implied reference to the time of this Agreement and a completion certificate shall be delivered by the Vendor (in relation to the Vendor Warranties) and by the Vendor Guarantor (in relation to the Vendor Guarantor Warranties) to the Purchaser and the Purchaser Guarantor to that effect;

     (h) the Purchaser Warranties and the Purchaser Guarantor Warranties being accurate in all material respects and not misleading if they were repeated at the time of Completion and on the basis that a reference to the actual time of Completion were substituted for any express or implied reference to the time of this Agreement and a completion certificate shall be delivered by the Purchaser (in relation to the Purchaser Warranties) and by the Purchaser Guarantor (in relation to the Purchaser Guarantor Warranties) to the Vendor and the Vendor Guarantor to that effect;

     (i) each contract and licence in existence at the date of this Agreement which relates to the business of any Group Company but which has been entered into by the Vendor Guarantor or a subsidiary of the Vendor Guarantor which is not a Group Company shall have been novated to that first mentioned Group Company without amendment to its terms or the economic benefit and burden of that contract or, as case may be, licence, shall have been otherwise transferred to that first mentioned Group Company in a manner satisfactory to the Purchaser;

     (j) each contract in existence at the date of this Agreement which has been entered into by the Vendor Guarantor or any subsidiary of the Vendor Guarantor which is not a Group Company as agent for a Group Company but which has not been reduced to writing shall have been reduced to writing on terms satisfactory to the Purchaser;

     (k) the Vendor having delivered to the Purchaser proforma audited consolidated accounts of the Group (including balance sheet and related statement of income and statement of cash flows and prepared on the basis that the Excluded Business Transfer Arrangements and the restructuring referred to in Clause 4.5(d) have taken place) prepared in accordance with generally accepted accounting principles in the United States for the financial years ended and as of 31st December, 1996, 1997 and 1998;

     (l) each of the Relevant Agreements referred to in Clause 4.12 having been entered into in form and content satisfactory to the parties; and

     (m) the constitutive documents of each Group Company having been amended in the manner contemplated by Clause 3 of the Shareholders Agreement.

4.2 If the Vendor Conditions shall not have been fulfilled (or waived by the Purchaser) on or before the End Date, the Purchaser shall have the right, in its sole discretion, to terminate this Agreement. If the Condition in Clause 4.1(l) shall have not been fulfilled (or waived by both parties) on or before the End Date, each of the Purchaser and the Vendor shall have the right (in its sole discretion) to terminate this Agreement. If the Purchaser Conditions shall not have been fulfilled (or waived by the Vendor) on or before the End Date, the Vendor shall have the right, in its sole discretion, to terminate this Agreement. Notwithstanding the foregoing the Purchaser may not, without the consent of the Vendor, require Completion if any Vendor Condition in Clause 4.1(a)(i) or 4.1(b) is not fulfilled and the Vendor may not, without the consent of the Purchaser, require Completion if any Purchaser Condition in Clause 4.1(a)(ii) or 4.1(c) is not fulfilled. Upon any termination by the Vendor or the Purchaser under this Clause 4.2, this Agreement and everything contained in it (except for the continuing obligations under Clauses 16 and 17) shall terminate and be null and void and of no further effect and no party to this Agreement shall have any liability to the other parties, save in respect of any prior breaches of the terms of this Agreement.

4.3 The Vendor and the Vendor Guarantor agree to use all reasonable endeavours to procure the fulfilment of the Vendor Conditions and the Purchaser and the Purchaser Guarantor agree to use all reasonable endeavours to procure the fulfilment of the Purchaser Conditions, in each case by the Target Date.

4.4 Subject to the matters specifically disclosed (against this Clause 4.4) in the Disclosure Letter and matters specifically provided for in this Agreement (including its Exhibits) or the Relevant Agreements, the Vendor and the Vendor Guarantor will procure that, between the time of this Agreement and Completion, each Group Company will carry on business in the normal course. In addition, the matters listed in Schedule 4 shall require the prior consent in writing of the Purchaser or the Purchaser Guarantor.

4.5  The Vendor shall, immediately prior to Completion:

     (a) procure that no Group Company has outstanding any indebtedness, actual or contingent, except for:

          (i) any indebtedness owed by Group Companies to each other and to no other person; and

          (ii) any indebtedness permitted to exist because of Clause 4.6;

     (b) procure that there are no amounts outstanding from any of the Vendor, the Vendor Guarantor or any of their respective Affiliates (other than the Excluded Companies) to any of the Group Companies other than routine trade payables arising in the ordinary course of business or amounts payable in respect of the matters referred to in (i), (ii) or
          (iii) of paragraph (v) of Schedule 4;

     (c) implement and carry out the Excluded Business Transfer Arrangements so as, inter alia, to ensure that the Group does not include any Excluded Company, that no Group Company carries on or is in any way interested in the Excluded Business and that there are no amounts outstanding from any of the Excluded Companies to any of the Group Companies (the Vendor hereby agreeing to indemnify each Group Company against any liability, actual or contingent, arising out of or connected with the Excluded Business); and

     (d) implement and carry out such steps and acts and execute such documents, instruments and deeds as referred to in Schedule 8 (including without limitation the Partnership Agreement) to procure that, inter alia, HCL and HCL Network Partnership Holdings Limited shall become 99.98% and 0.01% partners respectively of HCL Network Partnership and that no Group Company has any liability, actual or contingent, arising out of or connected with the HCL Network Partnership incurred before the date of the Partnership Agreement.

4.6 The Vendor shall be responsible for the advancement of such sum of money to the Group, by way of interest free shareholder loans, as is necessary to fund the Group's operations until the Completion Date. All such shareholder loans advanced up to the later of the Target Date and the date on which all of the Vendor Conditions (except that in Clause 4.1(k)) are satisfied shall (together with any excess of the balance referred to in the next sentence over the maximum amount referred to in the next sentence) be capitalised upon Completion. The balance (up to a maximum of HK$100 million per month on a cumulative basis, prorated on a daily basis for part of a month) shall be repaid upon Completion.

4.7 The parties shall use their respective reasonable endeavours to procure that, as soon as practicable after the Completion Date, the Counter-indemnities shall be absolutely released and cancelled and to be replaced by new counter-indemnities or guarantees or other security documents to be given by HCL or, if and to the extent that this is not possible, by new counter-indemnities or guarantees or other security documents to be given by the Vendor and the Purchaser on a several basis (not joint or joint and several) in proportion to their respective shareholdings in the Company immediately after Completion.

4.8 If and to the extent that the replacements contemplated by Clause 4.7 cannot be procured, the Purchaser shall give counter-indemnities to the Vendor in respect of one-half of the amounts for which the Vendor is liable under each of the non-replaced Counter-indemnities for the period from the Completion Date until the expiry of the relevant non-replaced Counter-indemnity. Pending such counter-indemnities being given, the Purchaser shall indemnify the Vendor Guarantor, the Vendor and their subsidiaries and keep the Vendor Guarantor, the Vendor and their subsidiaries harmless from and against one-half of all claims, proceedings, liability, costs and expenses incurred or suffered by the Vendor Guarantor, the Vendor and their subsidiaries pursuant to the Counter-indemnities for the period from the Completion Date until the date of the counter-indemnities being given by the Purchaser.

4.9 As soon as practicable following Completion, the Company shall prepare and have audited the Completion Accounts which shall be reviewed by Arthur Andersen. The Completion Accounts will be prepared in accordance with generally accepted accounting principles in Hong Kong and on a basis consistent with the Management Accounts. If the consolidated net book value of the tangible assets (less the consolidated liabilities) of the Group appearing in the Completion Accounts (after adding back thereto the net operating losses which are incurred between 30th September, 1999 and the Completion Date) (the "Adjusted Net Assets") fall short of the consolidated net book value of the tangible assets (less the consolidated liabilities) of the Group shown in the Management Accounts (the "Initial Net Assets") then an amount equal to one half of the shortfall will be paid by the Vendor to the Purchaser. The Vendor agrees not to release, for the purpose of preparing the Completion Accounts, any provision in the Management Accounts for future expenditure which has not been incurred and is not expected to be incurred or, if any such provision is released, that it shall be deducted for the purpose of computing the Adjusted Net Assets.

4.10 This Clause applies if, following their review under Clause 4.9 above, Arthur Andersen are of the opinion that the Adjusted Net Assets fall short of the Initial Net Assets (when the firm of accountants undertaking the audit are not of such opinion) or that the shortfall is greater than that which exists in the opinion of such firm. If this Clause applies, the Vendor and the Purchaser shall jointly appoint a third firm of accountants to conduct a second review. If the third firm is of the same opinion as Arthur Andersen, the shortfall shall be that which exists in the opinion of that third firm for the purposes of computing the amount payable by the Vendor to the Purchaser under Clause 4.9. If that third firm is not of the same opinion as Arthur Andersen, this Clause 4.10 shall cease to apply. If the Vendor and the Purchaser cannot agree on the identity of the third firm, it shall be a reputable major international firm of accountants practising in Hong Kong selected by the President for the time being of the Hong Kong Society of Accountants.

4.11 At any time, the Purchaser may notify the Vendor that the Purchaser wants one or more of the Group Companies to file an election to be classified as a disregarded entity (or as a partnership if such Group Company is owned by more than one person or entity) for U.S. federal income tax purposes, in which event each relevant Group Company shall promptly file such an election (and the Vendor shall join in the making of such an election) on Internal Revenue Service Form 8832 (or any successor form), which election shall be effective as of a date specified by the Purchaser (the "Election"). The Purchaser Guarantor shall indemnify and hold harmless the Company and the Subsidiaries and the Vendor Guarantor and its Affiliates against any income tax arising under the laws of the United States or any political subdivision thereof for any period after Completion as a result of the filing of the Election if such income tax arises as a result of either (i) a post-Completion change in the tax law of the United States or any political subdivision thereof or (ii) any post-Completion change in the structure of the Group Companies (it being understood that the Election itself shall not constitute a change in the structure of the Group Companies). Notwithstanding anything to the contrary in this Section 4.11, the Purchaser shall have no indemnity obligation hereunder with respect to any tax that arises as a result of (i) any voluntary action taken by the Vendor, the Vendor Guarantor or their respective Affiliates, (ii) any joint action (other than the filing of the Election) taken by the Vendor or the Vendor Guarantor and the Purchaser (or their respective Affiliates), (iii) any connection between the Vendor, the Vendor Guarantor or their respective Affiliates and the United States or any political subdivision thereof (including, without limitation, the existence of a permanent establishment, the carrying on of any trade or business, or the ownership of any assets therein), or (iv) any obligation of the Vendor, the Vendor Guarantor or their respective Affiliates under any contract or other agreement by which it is responsible for the tax liability of any other person (including, without limitation, under any tax sharing agreement).

4.12 The parties will cooperate in good faith with a view to agreeing the terms of the Interconnect Agreement, the Leased Lines Agreement, the Global Crossing

     Licence Agreement, the Hutchison Licence Agreement, the Registration Rights Agreement, the Marketing and Distribution Agreement, the Global Crossing Network Agreement, the H Service Agreement, the HWL Service Agreement, the MDC Agreement and the Certificate of Designations by the Target Date.

5.   COMPLETION

5.1 Subject to the fulfilment of the Conditions, Completion shall take place on the Completion Date at the offices of Slaughter and May in Hong Kong, or at such other place as the parties hereto may agree where the parties hereto shall each perform the acts required of them as specified in Schedule 3.

5.2 Failure by the Vendor, the Vendor Guarantor or the Company to comply with its obligations under Clause 5.1 shall entitle the Purchaser and the Purchaser Guarantor to defer Completion or to terminate this Agreement. Failure by the Purchaser or the Purchaser Guarantor to comply with its obligations under Clause 5.1 shall entitle the remaining parties to defer Completion or to terminate this Agreement.

6.   VENDOR WARRANTIES AND VENDOR GUARANTOR WARRANTIES

6.1 The Vendor represents and warrants to the Purchaser and the Purchaser Guarantor that each of the Vendor Warranties is accurate in all respects and not misleading at the date of this Agreement and will be accurate in all respects and not misleading as if it was repeated on the Completion Date and on the basis that any reference to the Completion Date is substituted for any express or implied reference to the date of this Agreement.

6.2 The Vendor Guarantor represents and warrants to the Purchaser and the Purchaser Guarantor that each of the Vendor Guarantor Warranties is accurate in all respects and not misleading at the date of this Agreement and will be accurate in all respects and not misleading as if it was repeated on the Completion Date and on the basis that any reference to the Completion Date is substituted for any express or implied reference to the date of this Agreement.

6.3 The Vendor and the Vendor Guarantor accept that the Purchaser and the Purchaser Guarantor are entering into this Agreement in reliance upon each of the Vendor Warranties and the Vendor Guarantor Warranties.

6.4 The Vendor (in respect of the Vendor Warranties) and the Vendor Guarantor (in respect of the Vendor Guarantor Warranties) undertake to disclose in writing to the Purchaser and the Purchaser Guarantor anything which is or may constitute a breach of or be inconsistent with any of the Vendor Warranties (or, as the case may be, the Vendor Guarantor Warranties) immediately it comes to the notice of any of them before Completion.

6.5 The Vendor and the Vendor Guarantor undertake (if any claim is made against either of them in connection with any Relevant Agreement) not to enforce a right which either may have against any Group Company or any director, officer or employee of any Group Company in respect of a misrepresentation, inaccuracy or omission in or from information given by that Group Company or that director, officer or employee for the purpose of assisting the Vendor or the Vendor Guarantor in reaching agreement on any terms of any Relevant Agreement provided that the foregoing shall not prevent the Vendor or the Vendor Guarantor from enforcing any right where such misrepresentation, inaccuracy or omission arises as a result of wilful or fraudulent misconduct or omission by the Group Company, director, officer or employee in question.

6.6 Each of the Vendor Warranties and the Vendor Guarantor Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Vendor Warranty or Vendor Guarantor Warranty or any other term of this Agreement.

6.7 Subject to the provisions herein, none of the Vendor Warranties or the Vendor Guarantor Warranties shall in any way be extinguished or affected by Completion.

6.8 Without restricting the rights of the Purchaser or the Purchaser Guarantor or its ability to claim damages on any basis in the event that any Vendor Warranty or Vendor Guarantor Warranty is breached or is untrue or misleading, the Vendor (in respect of the Vendor Warranties) and the Vendor Guarantor (in respect of the Vendor Guarantor Warranties) covenant with the Purchaser that the Vendor (or, as the case may be, the Vendor Guarantor) will pay to the Group Company concerned an amount sufficient to place that Group Company in the financial position which it would have been in had such Vendor Warranty or (as the case may be) Vendor Guarantor Warranty not been breached, untrue or misleading, taking into account, inter alia, the following:

     (a) the amount by which the value of an asset (including one warranted to exist but not in fact existing) or contract of any Group Company is or becomes less than its value would have been if that Vendor Warranty (or, as the case may be, Vendor Guarantor Warranty) had not been breached or not been untrue or misleading;

     (b) the amount of any liability or increase in any liability which any Group Company has incurred or is or becomes subject to which it would not have incurred or become subject to or which would not have increased if the Vendor Warranties (or, as the case may be, the Vendor Guarantor Warranties) had not been breached or not been untrue or misleading;

     (c) the amount by which the profits of any Group Company are less or its losses greater than would have been the case if that Vendor Warranty (or, as the case may be, that Vendor Guarantor Warranty) had not been breached or not been untrue or misleading; and

     (d) any costs and expenses incurred directly or indirectly as a result of or in connection with any deficiency or diminution in value of any asset or contract or any liability or increased liability, as the case may be, referred to in paragraph (a) or (b)

     or will, at the direction the Purchaser, pay to the Purchaser an amount equal to one-half of the amount which is so sufficient.

6.9 For the avoidance of doubt, amounts payable under Clause 6.8 will be calculated without reference to the rules of general law relating to claims for damages for breach of warranty.

6.10 Subject to the other provisions contained in this Clause 6, the Vendor and the Vendor Guarantor (in respect of the Vendor Guarantor Warranties) undertake to indemnify the Purchaser and the Purchaser Guarantor against any losses, costs (including legal costs reasonably incurred), expenses, claims, damages and liabilities which the Purchaser and the Purchaser Guarantor may incur or suffer as a result of, arising out of or in connection with any breach of the Vendor Warranties or of the obligations of the Vendor in clause 4.5 (or, as the case may be, the Vendor Guarantor Warranties).

6.11 Subject to the limitations set out in Clause 6.12 and 6.13, the Purchaser and the Purchaser Guarantor shall be entitled to claim both before and after Completion that any of the Vendor Warranties or the Vendor Guarantor Warranties has or had been breached or is or was misleading and, without limitation, to claim under any covenant. Notwithstanding the foregoing, if (not less than two Business Days before Completion) the Vendor or the Vendor Guarantor provides notice to the Purchaser or the Purchaser Guarantor pursuant to Clause 6.4 (with full details of the breach) and the Purchaser and the Purchaser Guarantor proceed to Completion, such shall constitute a waiver of the Purchaser's and the Purchaser Guarantor's rights to make a claim for breach of such Warranty or that such Warranty is misleading.

6.12 The Vendor and the Vendor Guarantor shall not be liable for a claim for breach of any of the Vendor Warranties or the Vendor Guarantor Warranties to the extent that provision or reserve in respect thereof has been made in the Management Accounts.

6.13 The liability of the Vendor in respect of any claims for breach of the Vendor Warranties and the liability of the Vendor Guarantor in respect of any claims for breach of the Vendor Guarantor Warranties shall be limited as follows:

     (a) the maximum liability of the Vendor and the Vendor Guarantor in respect of all claims for breach of the Vendor Warranties (other than the Vendor Warranties relating to Taxation) and the Vendor Guarantor Warranties shall not exceed US$400 million in aggregate;

     (b) neither the Vendor (in respect of the Vendor Warranties) nor the Vendor Guarantor (in respect of the Vendor Guarantor Warranties) shall be liable (other than in respect of the Vendor Warranties relating to Taxation) for any individual claim which does not exceed US$150,000;

     (c) the Vendor and the Vendor Guarantor shall only be liable in respect of any claim for breach of the Vendor Warranties (other than the Vendor Warranties relating to Taxation) if the liability of the Vendor and the Vendor Guarantor for all such claims (excluding those which may not be made because of paragraph (b) above) exceeds US$10,000,000 and in such event the Vendor and the Vendor Guarantor shall be liable for the whole amount of such claims and not only the excess.

     (d) no claims may be brought against the Vendor in respect of a breach of the Vendor Warranties or the Vendor Guarantor (in respect of a breach of the Vendor Guarantor Warranties) after the expiry of a period of six months after delivery of the audited accounts of the Group to the directors of the Company for the year ended 31 December, 2000 (31st March, 2006 where the relevant Vendor Warranty relates to Taxation), and any claims brought within the specified time period shall be notified to the Vendor or Vendor Guarantor in writing specifying the basis of such claim.

     (e) the Purchaser and the Purchaser Guarantor shall not be entitled to claim that any fact causes any of the Vendor Warranties (or, as the case may be, the Vendor Guarantor Warranties) to be breached or renders any of them misleading to the extent that it has been fairly disclosed to the Purchaser and the Purchaser Guarantor in the Disclosure Letter.

     (f) the Vendor (in respect of the Vendor Warranties) and the Vendor Guarantor (in respect of the Vendor Guarantor Warranties) shall not be liable for or in respect of any breach of the Vendor Warranties (or, as the case may be, the Vendor Guarantor Warranties) which would not have arisen but for a voluntary act, omission or transaction after the date hereof on the part of the Purchaser which could reasonably have been avoided or carried out and which was not in the ordinary course of business or which arises from something done or omitted at the Purchaser's written request or with its written consent;

     (g) the Vendor (in respect of the Vendor Warranties) and the Vendor Guarantor (in respect of the Vendor Guarantor Warranties) shall not be liable for or in respect of any breach of the Vendor Warranties (or, as the case may be, the Vendor Guarantor Warranties) which arises as a result of legislation which comes into force after the Completion Date and which is retrospective in effect;

     (h) the Vendor shall not be liable for or in respect of any breach of the Vendor Warranties which, being a liability in respect of Taxation, arises by reason of an increase in the rates of taxation made after the date hereof with retrospective effect;

     (i) the Vendor (in respect of the Vendor Warranties) and the Vendor Guarantor (in respect of the Vendor Guarantor Warranties) shall not be liable for or in respect of any breach of the Vendor Warranties (or, as the case may be, the Vendor Guarantor Warranties) which arises as a result of a change in the Group's accounting policies after Completion;

     (j) the Vendor (in respect of the Vendor Warranties) and the Vendor Guarantor (in respect of the Vendor Guarantor Warranties) shall not be liable for or in respect of any breach of the Vendor Warranties (or, as the case may be, the Vendor Guarantor Warranties) which arises as a result of a Group Company failing to act in accordance with any reasonable request of the Vendor or the Vendor Guarantor, which action would have the effect of avoiding a breach of such Warranty or mitigating losses or damages due to a breach of such Warranty after being given a reasonable time in which to comply with any such request and provided that the Group Company has been indemnified by the Vendor and/or the Vendor Guarantor to the reasonable satisfaction of the Purchaser against any liability, costs, damages or expenses which may be incurred thereby; and

     (k) the Vendor shall not be liable for or in respect of any breach of Vendor Warranties to the extent of any recovery for such matter under the Tax Covenant.

6.14 The Purchaser shall:

     (a) upon any claim, action, demand or assessment being made or issued against the Purchaser or the Company which could lead to a claim by the Purchaser for breach of any of the Vendor Warranties or the Vendor Guarantor Warranties, as soon as reasonably practicable, give notice thereof to the Vendor (or, as the case may be, to the Vendor Guarantor) provided however, that failure to provide such notice shall not preclude a claim by the Purchaser hereunder unless and to the extent that such failure materially prejudices the Vendor's ability to take action as described in subsection (b) below;

     (b) permit the Vendor (or, as the case may be, to the Vendor Guarantor) to take, in the name of the Company, such action as it deems appropriate to avoid, resist, dispute, defend, compromise or appeal against any such claim, action, demand or assessment and the Purchaser shall provide or make available to the Vendor (or, as the case may be, to the Vendor Guarantor) all information and documents reasonably required by it for such purposes and shall give all such other assistance in connection with such claim, action, demand or assessment as the Vendor (or, as the case may be, the Vendor Guarantor) may reasonably require, subject to the Purchaser and the Company being indemnified to the Purchaser's reasonable satisfaction against any liability, costs, damages or expenses which may be incurred thereby; and

     (c) in the case of any claim against the Purchaser or the Purchaser Guarantor which could lead to a claim by the Purchaser for breach of any of the Vendor Warranties or the Vendor Guarantor Warranties, consult the Vendor as to the conduct of such claim and not settle it without the consent of the Vendor, not to be unreasonably withheld.

6.15 The Vendor Guarantor hereby covenants and undertakes with the Purchaser that it shall use all reasonable endeavours to procure the due and punctual performance and observance of all the obligations and terms of each other Vendor Party under each Relevant Agreement to which it is a party.

7.   PURCHASER WARRANTIES AND PURCHASER GUARANTOR WARRANTIES

7.1 The Purchaser represents and warrants to the Vendor and the Vendor Guarantor that each of the Purchaser Warranties is accurate in all respects and not misleading at the date of this Agreement and will be accurate in all respects and not misleading as if it was repeated on the Completion Date and on the basis that any reference to the Completion Date is substituted for any express or implied reference to the date of this Agreement.

7.2 The Purchaser Guarantor represents and warrants to the Vendor and the Vendor Guarantor that each of the Purchaser Guarantor Warranties is accurate in all respects and not misleading at the date of this Agreement and will be accurate in all respects and not misleading as if it was repeated on the Completion Date and on the basis that any reference to the Completion Date is substituted for any express or implied reference to the date of this Agreement.

7.3 The Purchaser and the Purchaser Guarantor accept that the Vendor and the Vendor Guarantor are entering into this Agreement in reliance upon each of the Purchaser Warranties and the Purchaser Guarantor Warranties.

7.4 The Purchaser (in respect of the Purchaser Warranties) and the Purchaser Guarantor (in respect of the Purchaser Guarantor Warranties) undertake to disclose in writing to the Vendor and the Vendor Guarantor anything which is or may constitute a breach of or be inconsistent with any of the Purchaser Warranties (or, as the case may be, the Purchaser Guarantor Warranties) immediately it comes to the notice of any of them before Completion.

7.5 Each of the Purchaser Warranties and the Purchaser Guarantor Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Purchaser Warranty or Purchaser Guarantor Warranty or any other term of this Agreement.

7.6 Subject to the provisions herein, none of the Purchaser Warranties or the Purchaser Guarantor Warranties shall in any way be extinguished or affected by Completion.

7.7 Subject to the other provisions contained in this Clause 7, the Purchaser (in respect of the Purchaser Warranties) and the Purchaser Guarantor (in respect of the Purchaser Guarantor Warranties) undertake to indemnify the Vendor and the Vendor Guarantor against any losses, costs (including legal costs reasonably incurred), expenses, claims, damages and liabilities which the Vendor and the Vendor Guarantor may incur or suffer as a result of, arising out of or in connection with any breach of the Purchaser Warranties (or, as the case may be, the Purchaser Guarantor Warranties).

7.8 Subject to the limitations set out in Clause 7.9, the Vendor and the Vendor Guarantor shall be entitled to claim both before and after Completion that any of the Purchaser Warranties or the Purchaser Guarantor Warranties has or had been breached or is or was misleading and, without limitation, to claim under any covenant. Notwithstanding the foregoing, if (not less than two Business Days before Completion) the Purchaser or the Purchaser Guarantor provides notice to the Vendor or the Vendor Guarantor pursuant to Clause 7.4 (with full details of the breach), and the Vendor and the Vendor Guarantor proceed to Completion, such shall constitute a waiver of the Vendor's and the Vendor Guarantor's rights to make a claim for breach of such Warranty or that such Warranty is misleading.

7.9 The liability of the Purchaser in respect of any claims for breach of the Purchaser Warranties and the liability of the Purchaser Guarantor Warranties in respect of any claims for breach of the Purchaser Guarantor Warranties shall be limited as follows:

     (a) the maximum liability of the Purchaser and the Purchaser Guarantor in respect of all claims for breach of the Purchaser Warranties and the Purchaser Guarantor Warranties shall not exceed US$400 million in aggregate;

     (b) neither the Purchaser (in respect of the Purchaser Warranties) nor the Purchaser Guarantor (in respect of the Purchaser Guarantor Warranties) shall be liable for any individual claim which does not exceed US$150,000;

     (c) the Purchaser and the Purchaser Guarantor shall only be liable in respect of any claim for breach of the Purchaser Warranties if the liability of the Purchaser and the Purchaser Guarantor for all such claims (excluding those which may not be made because of paragraph (b) above) exceeds US$10,000,000 and in such event the Purchaser and the Purchaser Guarantor shall be liable for the whole amount of such claims and not only the excess; and

     (d) no claims may be brought against the Purchaser (in respect of the Purchaser Warranties) or the Purchaser Guarantor (in respect of a breach of the Purchaser Guarantor Warranties) after the expiry of the earlier of (i) two years after the date of this Agreement and (ii) a period of six months after delivery of the audited accounts of the Group to the directors of the Company for the year ended 31 December, 2000, and any claims brought within the specified time period shall be notified to the Vendor or Vendor Guarantor in writing specifying the basis of such claim;

7.10 The Purchaser hereby covenants and undertakes with the Vendor that it shall use all reasonable endeavours to procure the due and punctual performance and observance of all the obligations and terms of the Global Crossing Network Agreement, the Global Crossing Licence Agreement and the MDC Agreement respectively on the part of the parties thereto which are subsidiaries of the Purchaser Guarantor to be performed and observed.

8.   EFFECT OF COMPLETION

     Any provision of this Agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Warranties, indemnities, covenants and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

9.   GUARANTEES

9.1 (a) The Purchaser Guarantor, in consideration of the Vendor entering into this Agreement, hereby guarantees, unconditionally and irrevocably as primary obligor, the due observance and performance by the Purchaser of all the agreements, obligations, commitments and undertakings contained in this Agreement (including the Purchaser Warranties) ("Purchaser Guaranteed Obligations") on the part of the Purchaser to be observed and performed and undertakes and agrees subject to Clause
          7.9 that it will indemnify the Vendor on a full indemnity basis in respect of all losses, costs, expenses and damage sustained by it by reason of or in consequence of any failure of the Purchaser to carry out any such Purchaser Guaranteed Obligations.

     (b) The guarantee and indemnity provided by the Purchaser Guarantor in this Clause 9.1 shall subject to Clause 7.9 be a continuing guarantee and indemnity and shall cover all Purchaser Guaranteed Obligations of the Purchaser under this Agreement notwithstanding the liquidation, incapacity or any change in the constitution of the Purchaser or any settlement of account or variation or modification of this Agreement or any indulgence or waiver given by any party hereto or other matter whatsoever until the last claim whatsoever by the Vendor against the Purchaser has been satisfied in full.

     (c) Should any Purchaser Guaranteed Obligation of the Purchaser, which if valid or enforceable would be the subject of the guarantee and indemnity in this Clause 9.1, be or become wholly or in part invalid or unenforceable against the Purchaser by reason of any defect in or insufficiency or want of powers of the Purchaser or irregular or improper purported exercise thereof or breach or want of authority by any person purporting to act on behalf of the Purchaser or because any of the rights have become barred by reason of any legal limitation, disability, incapacity or any other fact or circumstance whether or not always known to the Vendor, the Purchaser Guarantor shall nevertheless be liable to the Vendor notwithstanding the avoidance or invalidity of any term or condition of this Agreement whatsoever including (without limitation) avoidance under any enactment relating to liquidation) in respect of that Purchaser Guaranteed Obligation as if the same were wholly valid and enforceable.

     (d) The guarantee and indemnity provided by the Purchaser Guarantor in this Clause 9.1 may be enforced against it by the Vendor at any time without first instituting legal proceedings against the Purchaser in the first instance or joining in the Purchaser as a party in the same proceedings against it.


9.2 (a) The Vendor Guarantor, in consideration of the Purchaser entering into this Agreement, hereby guarantees, unconditionally and irrevocably as primary obligor, the due observance and performance by the Vendor of all the agreements, obligations, commitments and undertakings contained in this Agreement (including the Vendor Warranties) ("Vendor Guaranteed Obligations") on the part of the Vendor to be observed and performed and undertakes and agrees subject to Clause 6.13 that it will indemnify the Purchaser on a full indemnity basis in respect of all losses, costs, expenses and damage sustained by it by reason of or in consequence of any failure of the Vendor to carry out any such Vendor Guaranteed Obligations.

     (b) The guarantee and indemnity provided by the Vendor Guarantor in this Clause 9.2 shall subject to Clause 6.13 be a continuing guarantee and indemnity and shall cover all Vendor Guaranteed Obligations of the Vendor under this Agreement notwithstanding the liquidation, incapacity or any change in the constitution of the Vendor or any settlement of account or variation or modification of this Agreement or any indulgence or waiver given by any party hereto or other matter whatsoever until the last claim whatsoever by the Purchaser against the Vendor has been satisfied in full.

     (c) Should any Vendor Guaranteed Obligation of the Vendor, which if valid or enforceable would be the subject of the guarantee and indemnity in this Clause 9.2, be or become wholly or in part invalid or unenforceable against the Vendor by reason of any defect in or insufficiency or want of powers of the Vendor or irregular or improper purported exercise thereof or breach or want of authority by any person purporting to act on behalf of the Vendor or because any of the rights have become barred by reason of any legal limitation, disability, incapacity or any other fact or circumstance whether or not always known to the Purchaser, the Vendor Guarantor shall nevertheless be liable to the Purchaser notwithstanding the avoidance or invalidity of any term or condition of this Agreement whatsoever including (without limitation) avoidance under any enactment relating to liquidation) in respect of that Vendor Guaranteed Obligation as if the same were wholly valid and enforceable.

     (d) The guarantee and indemnity provided by the Vendor Guarantor in this Clause 9.2 may be enforced against it by the Purchaser at any time without first instituting legal proceedings against the Vendor in the first instance or joining in the Vendor as a party in the same proceedings against it.

10. RESTRICTION ON DISPOSAL OF CONVERTIBLE PREFERRED STOCK; REGISTRATION OF CONSIDERATION SHARES

10.1 The Vendor undertakes to the Purchaser and the Purchaser Guarantor that, subject to Clause 10.2, for a period of one year from the Completion Date, the Vendor and each entity holding the Convertible Preferred Stock as directed by the Vendor pursuant to Clause 3.1 (each a "Holder") shall not, except with the prior written consent of the Purchaser Guarantor:

     (a) charge, mortgage, pledge, sell, transfer or otherwise dispose of or encumber (collectively "Transfer") any Convertible Preferred Stock (or any interest in it) or agree to do any of the foregoing; or

     (b) issue any securities, derivatives or other financial products or grant any option or other rights that may be convertible into any shares or stock of the Purchaser Guarantor or any interest therein or enter into any agreement or arrangement in respect of the foregoing or any other agreement or arrangement for the purpose of hedging the risk of a decline in the value of the Convertible Preferred Stock.

10.2 The Vendor shall be entitled to Transfer any of the Convertible Preferred
     Stock:

     (a)  at any time upon the occurrence of a Change in Control; or

     (b) at any time to a Subsidiary (as defined below for the purposes of this Clause 10 only) of the Vendor Guarantor only for so long as the transferee remains a Subsidiary (a "Permitted Transferee") provided however that the Permitted Transferee becomes a party to this Agreement by executing and delivering to the Purchaser Guarantor an Agreement Counterpart and Acknowledgement in substantially the form of
          Schedule 10. Following any such Transfer, the Vendor Guarantor shall remain bound by the terms of this Agreement.

10.3 In this Clause 10:

     "Affiliate"        of any person means any other person who, directly or
                        indirectly, Controls, is under common control or is controlled by such other person. For purposes of this definition, "Control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the power, directly or indirectly, to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person shall be deemed to be Control.

     "Change in         means, with respect to the Purchaser Guarantor, the
     Control"           occurrence of any of the following: (i) any "person" (as
                        such term is used in Section 13(d)(3) of the Securities
                        Exchange Act of 1934, as amended (the "Exchange Act")), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (as defined below) (measured by voting power rather than number of shares) of the Purchaser Guarantor, and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting
                        Stock (measured by voting power rather than by number of shares) of the Purchaser Guarantor than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Purchaser
                        Guarantor (for the purposes of this definition, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting
                        Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted
                        Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation), (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the board of directors of the Purchaser Guarantor, (iii) the Purchaser Guarantor consolidates or merges with or into any other person, other than a consolidation or merger
                        (a) of the Purchaser Guarantor into Global Crossing
                        Holdings Ltd. ("GCH") or GCH into the Purchaser
                        Guarantor, or the Purchaser Guarantor with or into a Subsidiary of the Purchaser Guarantor or (b) pursuant to a transaction in which the outstanding Voting Stock of the Purchaser Guarantor is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the

                        Purchaser Guarantor immediately prior to such transaction, beneficially own, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction or
                        (iv) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Purchaser Guarantor and its Subsidiaries, taken as a whole, to any person other than a Subsidiary of the Purchaser Guarantor or a Permitted Holder or a person more than 50% of the Voting Stock (measured by voting power rather than by number of shares) of which is owned, directly or indirectly, following such transaction or transactions by the Permitted Holders; provided however that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on cable systems owned, controlled or operated by the Purchaser Guarantor or any Subsidiary or of telecommunications capacity or transmission rights acquired by the Purchaser Guarantor or any Subsidiary for use in its business, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Purchaser Guarantor or any Subsidiary shall not be deemed a disposition of assets for purposes of this clause (iv).

     "Continuing        means individuals who at the beginning of the period
     Directors"         of determination constituted the board of directors of
                        the Purchaser Guarantor, together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Purchaser Guarantor was approved by a vote of at least a majority of the directors of the Purchaser Guarantor then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

     "Permitted Holder" means, with respect to the Purchaser Guarantor, any of
                        (i) Pacific Capital Group, Inc. and its Affiliates, (ii) CIBC Oppenheimer Corp. and its Affiliates and (iii) any other "person" (as such term is used in Section 13(d)(3) of the Exchange Act) which, together with such person's

                        Affiliates, is the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
                        Act) on the date hereof of more than 20% of the common stock of the Purchaser Guarantor;

     "Subsidiary"       means, with respect to any person, (i) any corporation,
                        association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustee thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiary of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or
                        (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof);"Voting Stock" of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

     The "occurrence" or "consummation" of any transaction involving any offer, exchange, conversion or like arrangement with respect to the Convertible Preferred Stock shall be deemed to take place three days (being any other than a Saturday or a United States federal, Bermuda or Hong Kong holiday) prior to the record date, acceptance date or similar deadline or expiration date for participation in the relevant transaction or on such other earlier date as may be necessary to permit the holder of the Convertible Preferred Stock to participate fully in such transaction on a basis no less favourable than other stockholders of the Purchaser Guarantor.

     References to Convertible Preferred Stock include any shares or stock of the Purchaser Guarantor into which the Convertible Preferred Stock is convertible or is converted.

10.4 Notwithstanding anything to the contrary in this Agreement, any Transfer otherwise permitted pursuant to this Clause 10 shall be in compliance with the provisions of the Securities Act and applicable state securities laws of the states of the United States and other jurisdictions, as applicable and, if the Purchaser Guarantor so requests, the transferor shall deliver to the Purchaser Guarantor an opinion, reasonably satisfactory to the Purchaser Guarantor, of counsel to the transferor as to such compliance.

10.5 (a)  (i)  Each certificate evidencing outstanding Convertible Preferred
               Stock held of record or owned beneficially, directly or indirectly, by the Vendor or a Permitted Transferee shall bear the following legend:

               "THE SHARES OF PREFERRED STOCK, WITH LIQUIDATION PREFERENCE $100 PER SHARE, OF THE COMPANY REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT. THE SHARES REPRESENTED BY THIS
               CERTIFICATE MAY NOT BE TRANSFERRED PRIOR TO [              ]."

          (ii) Each certificate evidencing shares of common stock of the Purchaser Guarantor of par value US$0.01 per share issuable upon conversion of the shares of Convertible Preferred Stock held of record or owned beneficially, directly or indirectly, by the Vendor or a Permitted Transferee shall bear the following legend:

               "THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
               TRANSFERRED PRIOR TO [          ] AND, THEREAFTER, ONLY IN
               COMPLIANCE WITH THE PROVISIONS OF THE SALE AND PURCHASE AND SUBSCRIPTION AGREEMENT, DATED 15TH NOVEMBER, 1999, AMONG HUTCHISON WHAMPOA LIMITED, HUTCHISON TELECOMMUNICATIONS LIMITED, GLOBAL CROSSING LTD., GLOBAL CROSSING LTD. AND HCL HOLDINGS LIMITED."

     (b) At any time after the second anniversary of the Completion Date, each Person who is the record holder of Convertible Preferred Stock may surrender to the Purchaser Guarantor any certificates held of record by such Person and bearing the legend set forth in Clause 10.5(a), and upon surrender of such certificates, the purchaser Guarantor shall reissue such certificates without such legend. The Purchaser Guarantor shall not include any legend on any certificate issued or reissued that it determines is no longer applicable or required by this Agreement or applicable securities laws.

10.6 At Completion, the relevant parties will enter into the Registration Rights Agreement.

11.  REMEDIES AND WAIVERS

11.1 Any party may, in its discretion, by a notice in writing signed by such party, in whole or in part release, compound or compromise, or waive its rights or grant time or indulgence in respect of, any liability to it under this Agreement without in any way prejudicing or affecting the liability of or its rights in respect of the same or a like liability.

11.2 Neither the single or partial exercise or temporary or partial waiver by any party hereto of any right, nor the failure by any party to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement, nor the discontinuance, abandonment or adverse determination of any proceedings taken by any party to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by such party of, that or any other right or provision.

11.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

12.  ASSIGNMENT

     Except as contemplated by Clause 2.3, the rights or benefits of or under this Agreement, including without limitation the Warranties, may not be assigned (nor may any cause of action arising in connection with any of them be assigned) by any party or its successor in title without the prior written consent of the other parties.

13.  ACCESS AND FURTHER ASSURANCE

13.1 As from the date of this Agreement, the Purchaser, its accountants and agents will be given full access during normal business hours to the premises and all the books and records of each Group Company and the directors and employees of each Group Company and each Group Company will be instructed to give promptly all information and explanation to the Purchaser or any such persons as they may reasonably request.

13.2 Subject to Completion, each party agrees with and undertakes to the other parties that at any time and from time to time upon the written request of the other parties, such party will:

     (a) promptly and duly execute and deliver any and all such further instruments and documents and do or procure to be done all and any such acts or things as any other party may reasonably deem necessary in obtaining the full benefits of this Agreement and of the rights and ownership herein granted; and

     (b) do or procure to be done each and every act or thing which any other party may from time to time reasonably require to be done for the purpose of enforcing such other party's rights under this Agreement.

14.  ENTIRE AGREEMENT

14.1 This Agreement together with all other documents which are referred to in this Agreement or are required by its terms to be entered into constitute the entire agreement and understanding between the parties relating to the transactions hereby contemplated.

14.2 No purported alteration or variation of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each of the parties hereto.

15.  NOTICES

15.1 Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing (other than writing on the screen of a visual display unit or other similar device which shall not be treated as writing for the purposes of this Clause) and shall be deemed to be duly given if it (or the envelope containing it) identifies the party to whom it is intended to be given as the addressee and:

     (a)  it is delivered by being handed personally to the addressee; or

     (b) the envelope containing the notice is properly addressed to the addressee at its address set out below and duly posted by first class mail or registered post or recorded delivery service (or by airmail registered post if overseas) or the notice is duly transmitted to that address by facsimile transmission, and, in proving the giving or service of such notice, it shall be sufficient to prove that the notice was duly given within the meaning of this Clause 15.1.

15.2 A notice (or the envelope containing it) sent by post shall not be deemed to be duly posted for the purposes of Clause 15.1 unless it is put into the post properly stamped or with all postal or other charges in respect of it otherwise prepaid.

15.3 Any such notice or other communication shall be addressed as provided in Clause 15.4 and, if so addressed, shall be deemed to have been duly given and received as follows:

(a) if sent by personal delivery, upon delivery at the address of the relevant party;

(b) if sent by post, two (or, when sent by airmail, five) Business Days after the date of posting; and

(c) if sent by facsimile, when despatched upon receipt of a correct transmission report provided that if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside working hours, such notice or other communication shall be deemed to be given or made at the start of working hours on the next Business Day.

15.4 The relevant addressee, address and facsimile number of each party for the purposes of this Agreement, subject to Clause 15.5, are:

     Hutchison Whampoa Limited
     Address:        22nd Floor, Hutchison House
                     10 Harcourt Road
                     Hong Kong
     Attn:           The Company Secretary
     Facsimile No.:  2128-1778

     Hutchison Telecommunications Limited
     Address:        18th Floor, 2 Harbour Front
                     22 Tak Fung Street
                     Hung Hom
                     Kowloon
                     Hong Kong
     Attn:           The Finance Director
     Facsimile No.:  2128-3104

     Global Crossing Ltd.
     Address:        c/o Global Crossing Development Co.
                     360N Crescent Drive
                     Beverly Hills
                     CA90210
     Attn:           General Counsel
     Facsimile No.:  310-281-3820

     HCL Holdings Limited
     Address:        c/o Hutchison Telecommunications Limited
                     18th Floor, 2 Harbour Front
                     22 Tak Fung Street
                     Hung Hom
                     Kowloon
                     Hong Kong
     Attn:           The Finance Director
     Facsimile No.:  2128-3104

15.5 A party may notify the other parties to this Agreement of a change of its name, relevant addressee, address or facsimile number for the purposes of Clause 15.4 provided that such notification shall only be effective on:

     (a) the date specified in the notification as the date on which the change is to take place; or

     (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

16.  ANNOUNCEMENTS

16.1 Subject to Clause 16.2, no party to this Agreement shall make any public announcement or public communication or despatch any circular concerning this Agreement or the transactions or arrangements hereby contemplated or herein referred to or any matter ancillary hereto or thereto without the prior written consent of the other parties to this Agreement.

16.2 Each party may after consultation with the other parties (if practicable in the circumstances) make an announcement or communication or despatch a circular concerning this Agreement and the transactions hereby contemplated if required by:

     (a)  the law of any relevant jurisdiction; or

     (b) a court of competent jurisdiction, any securities exchange or regulatory or governmental body to which any party is subject, wherever situated, including but not limited to The Stock Exchange of Hong Kong Limited, the Securities and

     Futures Commission, the SEC, the NASDAQ Stock Market or the National Association of Securities Dealers, whether or not the requirement has the force of law.

17.  COST AND EXPENSES

17.1 Except as otherwise stated in Clauses 17.2 and 17.3 and any other provision of this Agreement, each party shall pay its own costs and expenses (including the fees and costs of any investment bank, lawyers and accountants engaged by it) in relation to the negotiations leading up to the transactions contemplated hereunder and to the preparation, execution and carrying into effect of the Relevant Agreements and all other documents referred to in them which relate to the transactions contemplated under them. Without limiting that generality, the Vendor and the Vendor Guarantor shall bear all costs and expenses (including all stamp and similar duties and taxes) incurred in doing what is required to be done under Clause 4.5.

17.2 Any stamp duty payable in connection with the transfer of the Vendor Share shall be shared between the Vendor and the Purchaser in equal proportions. Any capital or similar duty payable on or preparatory to the issue of the New Share shall be paid by the Company.

17.3 Any capital duty, fees or expenses payable in connection with the issue and allotment of Convertible Preferred Stock pursuant to this Agreement shall be borne by the Purchaser Guarantor.

18.  TIME OF ESSENCE

     Time shall be of the essence of this Agreement as regards any time, date or period fixed by this Agreement for the performance of any obligation by any of the parties hereto whether as originally fixed or as altered in any manner provided herein.

19.  EXECUTION AND COUNTERPARTS

     This Agreement may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be party hereto.

20.  INVALIDITY

     Each provision of this Agreement is severable and distinct from the others and if at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

     (b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

21.  GOVERNING LAW AND JURISDICTION

21.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of England.

21.2 The parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts. Nothing contained in this clause shall limit the right of any of the parties to take Proceedings against any other party in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

22.  AGENTS FOR SERVICE

22.1 The Purchaser and the Purchaser Guarantor hereby irrevocably agree that any Service Document may be sufficiently and effectively served on it in connection with Proceedings by service on Global Crossing Ltd. at 4th Floor, Washington House, 40-41 Conduit Street, London W1R 9FB, England, if no replacement agent has been appointed and notified to the other parties pursuant to Clause 22.4, or on the replacement agent if one has been appointed and notified to the other parties.

22.2 The Vendor, the Vendor Guarantor and the Company hereby irrevocably agree that any Service Document may be sufficiently and effectively served on it in connection with Proceedings by service on its agent The Law Debenture Corporation plc at 95 Gresham Street, London, EC2V 7LY, England, if no replacement agent has been appointed and notified to the other parties pursuant to Clause 22.4, or on the replacement agent if one has been appointed and notified to the other parties.

22.3 Any document addressed in accordance with Clause 22.1 or 22.2 shall be deemed to have been duly served if:

     (a)  left at the specified address, when it is left; or

     (b)  sent by first class post, two Business Days after the date of posting.

22.4 If any agent referred to in Clause 22.1 or 22.2 (or any replacement agent appointed pursuant to this Clause) at any time ceases for any reason to act as such or the original appointer wishes to appoint a replacement agent, the original appointer shall appoint a replacement agent to accept service having an address for service in England and shall notify the other parties of the name and address of the replacement agent. If the Purchaser or the Purchaser Guarantor does not do this, each of them irrevocably authorises the Vendor to do it on their behalf. If the Vendor or the Vendor Guarantor does not do this, each of them irrevocably authorises the Purchaser to do it on their behalf.

22.5 "Service Document" means a writ, summons, order, judgement or other process issued out of the courts of England in connection with any Proceedings.

IN WITNESS whereof this Agreement has been duly executed on the date first above written.

SIGNED by FOK KIN NING, CANNING         )
for and on behalf of                    )
HUTCHISON WHAMPOA LIMITED               )             FOK KIN NING, CANNING
(as Vendor Guarantor)                   )
in the presence of:                     )

         JOHN EDWARD LANGE II
         Solicitor, Hong Kong SAR



SIGNED by FOK KIN NING, CANNING         )
for and on behalf of                    )
HUTCHISON TELECOMMUNICATIONS            )             FOK KIN NING, CANNING
LIMITED (as Vendor)                     )
in the presence of:                     )

         JOHN EDWARD LANGE II
         Solicitor, Hong Kong SAR



SIGNED by GARY WINNICK                  )
for and on behalf of                    )
GLOBAL CROSSING LTD. (as Purchaser      )             GARY WINNICK
and Purchaser Guarantor)                )
in the presence of:                     )

         ST.J.A. FLAHERTY
         Solicitor, Hong Kong SAR
         Slaughter and May



SIGNED by FOK KIN NING, CANNING         )
for and on behalf of                    )
HCL HOLDINGS LIMITED                    )             FOK KIN NING, CANNING
(as the Company)                        )
in the presence of:                     )

         JOHN EDWARD LANGE II
         Solicitor, Hong Kong SAR

                                   SCHEDULE 1:

                       Particulars of HCL Holdings Limited

Name :    HCL Holdings Limited

1.       Registered office         :        P.O. Box 146, Road Town, Tortola, British Virgin Islands

2.       Date of Incorporation     :        10th September, 1992
         Incorporation Number:     69098
         Place of Incorporation    :        British Virgin Islands

3.       Directors                 :        KHOO Chek Ngee
                                            CHAN Ting Yu
                                            NARDI Agnes

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        US$50,000.00 divided into 50,000 shares of one dollar
                                            (US$1.00) par value each

                         Issued:            US$1.00 comprising one share of US$1.00 (as at the date of this Agreement)

                                   :        US$3.00 divided into three shares of US$1.00 each
                                            (immediately prior to Completion)

6.       Shareholders:

         Registered Shareholder        Beneficial Shareholder     No. of shares           No. of shares
         ----------------------        ----------------------     -------------           -------------
                                                                  (as at the date of      (immediately prior to
                                                                  this Agreement)         Completion)

         Vendor                        Vendor                     -1-                     -3-

7.       Auditors                  :        PricewaterhouseCoopers

8.       Financial Year End        :        31st December

                                   SCHEDULE 2:

                                     Part 1
                               Particulars of HCL


Name :   Hutchison Communications Limited

1.       Registered office:                 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong

2.       Date of Incorporation     :        22nd October, 1992
         Incorporation Number:     385946
         Place of Incorporation    :        Hong Kong

3.       Directors                 :        SNOOK Hans Roger
                                            FOK Kin Ning, Canning
                                            KHOO Chek Ngee
                                            CHOW WOO Mo Fong, Susan
                                            LUI Pok Man, Dennis
                                            NARDI Agnes
                                            SIXT Frank John
                                            WONG King Fai, Peter

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        HK$10,000.00 divided into 1,000 shares of HK$10.00 each

                         Issued:            HK$20.00 divided into 2 shares of HK$10.00 each


6.       Shareholders:

         Registered shareholder                      Beneficial shareholder                     No. of Shares
         ----------------------                      ----------------------                     -------------

         HCL Holdings Limited                        HCL Holdings Limited                       -1-

         Colonial Nominees Limited                   HCL Holdings Limited                       -1-

                                                                                                ________

                                                                                                -2-

7.       Auditors                  :        PricewaterhouseCoopers

8.       Financial Year End        :        31st December

                                     Part 2
                        Particulars of Carmarthen Limited


Name:    Carmarthen Limited

1.       Registered office         :        P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola,
                                            British Virgin Islands

2.       Date of Incorporation     :        8th January, 1999
         Incorporation Number:     307753
         Place of Incorporation    :        British Virgin Islands

3.       Directors                 :        CHOW WOO Mo Fong, Susan
                                            LUI Pok Man, Dennis
                                            NARDI Agnes

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        US$50,000.00 divided into 50,000 shares of US$1.00 each

                         Issued:            US$1.00 divided into 1 share of US$1.00


6.       Shareholders:

         Registered shareholder                      Beneficial shareholder                     No. of Shares
         ----------------------                      ----------------------                     -------------

         Hutchison Communications Limited            Hutchison Communications Limited           -1-

7.       Financial Year End        :        31st December

                                     Part 3
                        Particulars of Galla Town Limited

Name:    Galla Town Limited

1.       Registered office         :        P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola,
                                            British Virgin Islands

2.       Date of Incorporation     :        18th January, 1999
         Incorporation Number:     308988
         Place of Incorporation    :        British Virgin Islands

3.       Directors                 :        CHOW WOO Mo Fong, Susan
                                            LUI Pok Man, Dennis
                                            NARDI Agnes

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        US$50,000.00 divided into 50,000 shares of US$1.00 each

                         Issued:            US$1.00 divided into 1 share of US$1.00


6.       Shareholders:

         Registered shareholder                          Beneficial shareholder                     No. of Shares
         ----------------------                          ----------------------                     -------------

         Carmarthen Limited                              Carmarthen Limited                         -1-

7.       Financial Year End        :        31st December

                                    Part 4
                  Particulars of Hutchison Global Net Limited


Name:    Hutchison Global Net Limited

1.       Registered office         :        22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong

2.       Date of Incorporation     :        18th December, 1996
         Incorporation Number:     581796
         Place of Incorporation    :        Hong Kong

3.       Directors                 :        CHOW WOO Mo Fong, Susan
                                            LUI Pok Man, Dennis
                                            KHOO Chek Ngee
                                            NARDI Agnes
                                            WONG King Fai, Peter
                                            SIXT Frank John

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        HK$10,000.00 divided into 1,000 shares of HK$10.00 each

                         Issued:            HK$20.00 divided into 2 shares of HK$10.00 each


6.       Shareholders:

         Registered shareholder                      Beneficial shareholder                     No. of Shares
         ----------------------                      ----------------------                     -------------

         Penstock Limited                            Penstock Limited                           -1-

         Colonial Nominees Limited                   Penstock Limited                           -1-
                                                                                                ________

                                                                                                -2-

7.       Auditors                  :        PricewaterhouseCoopers

8.       Financial Year End        :        31st December

                                     Part 5
              Particulars of Hutchison MultiMedia Services Limited

Name:    Hutchison MultiMedia Services Limited

1.       Registered office         :        22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong

2.       Date of Incorporation     :        15th February, 1996
         Incorporation Number:     539375
         Place of Incorporation    :        Hong Kong

3.       Directors                 :        CHOW WOO Mo Fong, Susan
                                            LUI Pok Man, Dennis
                                            NARDI Agnes
                                            KHOO Chek Ngee
                                            SIXT Frank John
                                            WONG King Fai, Peter

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        HK$10,000.00 divided into 1,000 shares of HK$10.00 each

                         Issued:            HK$20.00 divided into 2 share of HK$10.00 each


6.       Shareholders:

         Registered shareholder                      Beneficial shareholder                     No. of Shares
         ----------------------                      ----------------------                     -------------

         Oppenheim Limited                           Oppenheim Limited                          -1-

         Colonial Nominees Ltd.                      Oppenheim Limited                          -1-
                                                                                                ________

                                                                                                -2-

7.       Auditors                  :        PricewaterhouseCoopers

8.       Financial Year End        :        31st December

                                     Part 6
                        Particulars of Oppenheim Limited


Name:    Oppenheim Limited

1.       Registered office         :        P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola,
                                            British Virgin Islands

2.       Date of Incorporation     :        25th March, 1996
         Incorporation Number:     179999
         Place of Incorporation    :        British Virgin Islands

3.       Directors                 :        CHOW WOO Mo Fong, Susan
                                            SIXT Frank John
                                            SHIH Edith

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        US$50,000.00 divided into 50,000 shares of US$1.00 each

                         Issued:            US$1.00 divided into 1 share of US$1.00


6.       Shareholders:

         Registered shareholder                      Beneficial shareholder                     No. of Shares
         ----------------------                      ----------------------                     -------------

         Hutchison Communications Limited            Hutchison Communications Limited           -1-

7.       Financial Year End        :        31st December

                                     Part 7
                         Particulars of Penstock Limited


Name :   Penstock Limited

1.       Registered office         :        P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola,
                                            British Virgin Islands

2.       Date of Incorporation     :        8th August, 1997
         Incorporation Number:     243382
         Place of Incorporation    :        British Virgin Islands

3.       Directors                 :        CHOW WOO Mo Fong, Susan
                                            SIXT Frank John
                                            LUI Pok Man, Dennis
                                            NARDI Agnes

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        US$50,000.00 divided into 50,000 shares of US$1.00 each

                         Issued:            US$1.00 divided into 1 share of US$1.00


6.       Shareholders:

         Registered shareholder                      Beneficial shareholder                     No. of Shares
         ----------------------                      ----------------------                     -------------

         Hutchison Communications Limited            Hutchison Communications Limited           -1-

7.       Financial Year End        :        31st December

                                     Part 8
                  Particulars of Timbo Star Investment Limited

Name:    Timbo Star Investment Limited

1.       Registered office         :        22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong

2.       Date of Incorporation     :        10th February, 1999
         Incorporation Number:     667392
         Place of Incorporation    :        Hong Kong

3.       Directors                 :        FOK Kin Ning, Canning
                                            CHOW WOO Mo Fong, Susan
                                            LUI Pok Man, Dennis
                                            NARDI Agnes
                                            WONG King Fai, Peter
                                            SIXT Frank John

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        HK$10,000.00 divided into 10,000 shares of HK$1.00 each

                         Issued:            HK$2.00 divided into 2 shares of HK$1.00 each


6.       Shareholders:

         Registered shareholder                      Beneficial shareholder                     No. of Shares
         ----------------------                      ----------------------                     -------------

         Galla Town Limited                          Galla Town Limited                         -1-

         Colonial Nominees Limited                   Galla Town Limited                         -1-
                                                                                                ________

                                                                                                -2-

7.       Auditors                  :        PricewaterhouseCoopers

8.       Financial Year End        :        31st December

                                     Part 9
                 Particulars of HCL Partnership Holdings Limited

Name: HCL Partnership Holdings Limited

1.       Registered office         :        22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong

2.       Date of Incorporation     :        15th January, 1999
         Incorporation Number:     590569
         Place of Incorporation    :        Hong Kong

3.       Directors                 :        CHOW WOO Mo Fong, Susan
                                            SIXT Frank John
                                            LUI Pok Man, Dennis
                                            NARDI Agnes

4.       Secretary                 :        SHIH Edith

5.       Share Capital:  Authorised:        HK$10,000.00 divided into 10,000 shares of HK$1.00 each

                         Issued:            HK$2.00 divided into 2 shares of HK$1.00 each


6.       Shareholders:

         Registered shareholder                          Beneficial shareholder                         No. of Shares
         ----------------------                          ----------------------                         -------------

         Hutchison Communications Limited                Hutchison Communications Limited               -1-

         Colonial Nominees Limited                       Hutchison Communications Limited               -1-
                                                                                                        ________

                                                                                                        -2-

7.       Auditors                  :        PricewaterhouseCoopers

8.       Financial Year End        :        31st December

                                  SCHEDULE 3:


                            Completion Requirements

At Completion, all of the matters set out or referred to in this Schedule 3 shall be transacted:

1.   Obligations of the Vendor

1.1  The Vendor shall deliver or cause to be delivered to the Purchaser :

     (a) duly executed instruments of transfer in favour of the Purchaser and/or its nominee in respect of the Vendor Share;

     (b) counterparts of the Shareholders Agreement, the Tax Covenant and the Registration Rights Agreement duly executed by the Vendor; and

     (c) a certified copy of resolutions of its board of directors authorising its execution and performance of this Agreement, the Shareholders Agreement and the Tax Covenant.

1.2 The Vendor shall procure that each Vendor Party (other than itself, the Company and the Vendor Guarantor) shall deliver or cause to be delivered to the Purchaser:

     (a) a counterpart of each Relevant Agreement to which that Vendor Party is a party duly executed by that Vendor Party; and

     (b) a certified copy of resolutions of that Vendor Party's board of directors authorising its execution and performance of each Relevant Agreement to which that Vendor Party is a party.

2.   Obligations of the Company

2.1  The Company shall deliver or cause to be delivered to the Purchaser:

     (a) share certificates in the name of the Purchaser and/or its nominee in respect of the Vendor Share and the New Share;

     (b) counterparts of the Shareholders Agreement and the Tax Covenant duly executed by the Company; and

     (c)  a certified copy of resolutions of the board of directors of the
          Company:

          (i) approving and passing for registration the transfer in respect of the Vendor Share delivered pursuant to paragraph 1.1(a) of this Schedule 3;

          (ii) issuing and allotting the New Share to the Purchaser and/or its nominee;

          (iii) authorising the issue of new share certificates in the name of the Purchaser and/or its nominee in respect of the Vendor Share and the New Share; and

          (iv) authorising its execution and delivery of this Agreement, the Shareholders Agreement and the Tax Covenant.

3.   Obligations of the Vendor Guarantor

     The Vendor Guarantor shall deliver or cause to be delivered to the
     Purchaser:

     (a) counterparts of each Relevant Agreement to which the Vendor Guarantor is a party duly executed by the Vendor Guarantor; and

     (b) a certified copy of resolutions of its board of directors authorising the execution and performance by the Vendor Guarantor of each Relevant Agreement to which it is a party.

4.   Obligations of the Purchaser

4.1  The Purchaser shall deliver or cause to be delivered to the Vendor:

     (a) counterparts of the Shareholders Agreement and the Tax Covenant duly executed by the Purchaser; and

     (b) a certified copy of resolutions of its board of directors authorising execution and performance of this Agreement, the Tax Covenant and the Shareholders Agreement.

4.2 The Purchaser shall procure that each Purchaser Party (other than itself and the Purchaser Guarantor) shall deliver or cause to be delivered to the
     Vendor:

     (a) a counterpart of each Relevant Agreement to which that Purchaser Party is a party duly executed by that Purchaser Party; and

     (b) a certified copy of resolutions of the board of directors of that Purchaser Party authorising its execution and performance of each Relevant Agreement to which that Purchaser Party is a party.

4.3 The Purchaser shall pay (or procure that there shall be paid) to the Company US$50,000,000 in immediately available funds.

5.   Obligations of the Purchaser Guarantor

     The Purchaser Guarantor shall deliver or cause to be delivered to the
     Vendor:

     (a) stock certificates in the name of the Purchaser and/or its nominees in respect of the Convertible Preferred Stock;

     (b) counterparts of the Shareholders Agreement, the Tax Covenant and the Registration Rights Agreement duly executed by the Purchaser Guarantor; and

     (c) a certified copy of resolutions of the board of directors of the Purchaser Guarantor:

          (i)   issuing and allotting the Convertible Preferred Stock;

          (ii) authorising the issue of stock certificates in respect of the Convertible Preferred Stock in the name of the Vendor and/or its nominee; and

          (iii) authorising its execution and performance of this Agreement, the Shareholders Agreement and the Tax Covenant.

                                  SCHEDULE 4:


                     Conduct of Business before Completion

Without limitation to Clause 4.4, the Vendor and the Vendor Guarantor undertake with the Purchaser and the Purchaser Guarantor that they will procure that no Group Company shall between the time of this Agreement and Completion, other than exclusively in relation to the Excluded Businesses:

(a) dispose of, agree to dispose of, or grant or agree to grant any option in respect of, any material part of its assets; or

(b)  enter into any individual contract or commitment which;

     (i) relates to matters not within the ordinary business of that Group Company or it exceeds HK$10 million in value; or

     (ii) is of 18 months or greater duration, or if it has no specified duration, it may not be terminated on less than six months' notice; or

     (iii) can be terminated in the event of any change in the underlying ownership or control of the Group Company that is a party to that contract or commitment;


(c)  declare, make or pay any dividend or other distribution; or

(d) create, grant or issue, or agree to create, grant or issue, any mortgages, charges (other than liens arising by operation of law), debentures or other securities or redeem or agree to redeem any such securities or give or agree to give, any guarantees or indemnities, except, in the case of guarantees and indemnities, in the ordinary course of trading and except the proposed issuance of shares in Timbo Star Investment Limited as described in the Disclosure Letter; or

(e) create, allot or issue or agree to create, allot or issue any shares or other securities of whatsoever nature convertible into shares; or

(f) create, issue, redeem or grant any option or right to subscribe in respect of any share capital or agree so to do; or

(g) borrow (other than by bank overdraft or similar facility in the ordinary course of business and within limits subsisting at the date of this Agreement) any money or agree so to do other than interim funding as permitted by Clause 4.6; or

(h) make any capital commitment with an individual contract value of HK$5 million or more, including for this purpose, the acquisition of any capital asset under a finance lease; or

(i) make a capital commitment, which, together with all other such capital commitments entered into between the date hereof and Completion, exceeds the sum of HK$175 million in the aggregate; or

(j) dispose of any fixed asset having a net book value in excess of HK$10 million or fixed assets having an aggregate book value in excess of HK$20 million; or

(k) fail to take any action required to maintain any of its insurances in force or knowingly do anything to make any policy of insurance void or voidable; or

(l) alter the provisions of its memorandum and articles of association or by-laws or adopt or pass further regulations or resolutions inconsistent therewith; or

(m)  change its financial year end; or

(n) make any substantial change in the nature or organisation of its business (other than the acts described in Clause 4.5(d)); or

(o) discontinue or cease to operate all or a material part of its business (other than pursuant to the Excluded Business Transfer Arrangements); or

(p) change its residence for Taxation purposes, change any Taxation election, change any annual Taxation accounting period, change any method of Taxation accounting, file any material amended Taxation return, settle any material Taxation claim or assessment, surrender any right to claim a Taxation refund or consent to any extension or waiver of the limitations period applicable to any Taxation claim or assessment; or

(q)  reduce its share capital or purchase its own shares; or

(r) transfer all or any material part of its business or assets to any other Group Company (other than pursuant to the Excluded Business Transfer Arrangements); or

(s) engage or dismiss other than for cause any employee (except where the engagement or dismissal process has already commenced) or make any variation to the terms and conditions of employment of any employees other than in the ordinary course of business; or

(t) pass any resolutions in general meeting or by way of written resolution, including, without limitation, any resolution for winding-up, or to capitalise any profits or any sum standing to the credit of share premium account or capital redemption reserve fund or any other reserve; or

(u) make any change to the accounting procedures or principles by reference to which its accounts are drawn up

(v) enter into or modify any transaction or arrangement with the Vendor or the Vendor Guarantor or any of their respective Affiliates (other than pursuant to the Excluded Business Transfer Arrangements or as provided for in Clause 4.5(d) and other than (i) contracts with Affiliates for the supply of consumer goods in the ordinary course of business, (ii) the supply of telecommunications services in the ordinary course of business and (iii) the provision or purchase of services in accordance with existing practice and with no material change in terms or amounts of payment); or

(w) take any action related to developing, building, acquiring, operating or leasing a cable landing station.

except in each case with the prior written consent of the Purchaser (not to be unreasonably withheld in the case of the matters referred to in paragraph (r) above) and except as expressly provided in the Relevant Agreements.

                                  SCHEDULE 5:


                                   Warranties

                                     Part 1

                                     Vendor

The Vendor hereby represents and warrants as follows:

1.   Accounts

1.1  Accounts
     --------

     Each of the HCL Accounts, the HMSL Accounts, the HGNL Accounts and the Partnership Accounts:

     (1) have been prepared on a basis consistent with previous balance sheets and profit and loss accounts of the Group Companies and in accordance with generally accepted accounting principles in Hong Kong;

     (2) comply (to the extent that they are required to do so) in all material respects with the Companies Ordinance and all other applicable ordinances, statutes and regulations;

     (3) show a true and fair view of the state of affairs, assets and liabilities, profit and/or loss and financial position of the Group Companies as at the Accounts Date and of the results for the financial period ended on such date and are not affected by any unusual or non-recurring items not disclosed therein;

     (4) make proper provision for the liabilities of the Group Companies as at the Accounts Date in accordance with generally accepted accounting principles referred to in (1) above; and

     (5) make proper provision for the bad and doubtful debts and all Taxation not yet due and payable in accordance with generally accepted accounting principles referred to in (1) above.

1.2  Contingent Amounts
     ------------------

     At the Accounts Date, no Group Company had any liability, contingent, unquantified or disputed liability or outstanding capital commitment which is not adequately disclosed or provided for in the Accounts (provided that such liability or commitment was required to be disclosed in the Accounts pursuant to generally accepted accounting principles in Hong Kong).

1.3  Books and records
     -----------------

     All the accounts, books, ledgers and records of each of the Group Companies and of the HCL Network Partnership have been maintained in accordance with generally accepted accounting principles standards and practices applied in Hong Kong.

1.4  Proforma 1998 Accounts and Management Accounts
     ----------------------------------------------

     Each of the Proforma 1998 Accounts and the Management Accounts have been prepared in good faith in accordance with generally accepted accounting principles and policies in Hong Kong and:

     (1) are true and fair in all material respects as at the Accounts Date and the Management Accounts Date respectively; and

     (2) make proper provision for the liabilities of the relevant Group Company as at the Management Accounts Date in accordance with the generally accepted accounting principles in Hong Kong.

2.   Corporate matters and Information

2.1  Incorporation
     -------------

     Each of the Group Companies is duly incorporated or established and validly existing under the laws of its place of incorporation or establishment, and the amount and particulars of its share capital and other particulars set out in Schedule 2 are and will on Completion be true and accurate.

2.2  Options and Encumbrances
     ------------------------

     (1) There are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share, interest or loan capital of any of the Group Companies (including any option or right of pre-emption or conversion).

     (2) No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or assets of any Group Company (including any investment in any other Group Company or any share in the HCL Network Partnership) or any asset comprising part of the partnership property of the HCL Network Partnership is outstanding and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

2.3  New issues of capital
     ---------------------

     No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by any of the Group Companies since the Accounts Date and there will not be any such issue or allotment or agreement to issue or allot prior to Completion except for the New Share to be issued under this Agreement.

2.4  Constitutional documents, statutory books and resolutions
     ---------------------------------------------------------

     (1) The Vendor has delivered to the Purchaser a true and complete copy of the memorandum and articles of association or such other similar constitutional documents of each of the Group Companies and a true and complete copy of the partnership agreement dated 30th June, 1994 relating to the HCL Network Partnership (the "1994 Partnership Agreement").

     (2) Since the Accounts Date no alteration has been made to the memorandum or articles of association or other similar constitutional documents of any of the Group Companies and since 30th June, 1994 no alteration has been made to the 1994 Partnership Agreement.

     (3) The register of members and other statutory books of each Group Company have been properly kept and maintained in accordance with all laws applicable thereto and contain an accurate and complete record of the matters which they contain.

     (4) No notice or allegation that any of the foregoing is incorrect or should be rectified has been received.

2.5  Documents filed
     ---------------

     All returns, particulars, resolutions and documents required by the Companies Ordinance or any other legislation to be filed with the Registrar of Companies or any other authority in Hong Kong or the British Virgin Islands in respect of each of the Group Companies have been duly filed and were correct when filed.

2.6  Vendor Share and New Share
     --------------------------

     The Vendor Share and the New Share will at Completion be free from all liens, charges, encumbrances and third party rights whatsoever, the Vendor will at Completion be beneficially entitled to and/or able to procure the sale and transfer or otherwise dispose of the Vendor Share and the Company will at Completion be entitled to issue and allot the New Share. The Company has not exercised any lien over any of its shares and each of the Vendor Share and the New Share will be fully-paid at Completion. No consent of any third party is required to be obtained in relation to the transfer of the Vendor Share or the issue and allotment of the New Share. The Vendor Share and the New Share will at Completion comprise one half of the issued and allotted share capital of the Company and all of the Shares will be fully paid up or credited as fully paid up at Completion.

2.7  Interest in companies
     ---------------------

     At Completion the Company will (itself or through one or more other Group Companies) own the entire legal and beneficial interest in the whole of the issued share capital of each Group Company (other than itself). Except for the interests of HCL and HCL Network Partnership Holdings Limited in the Partnership Agreement, each Group Company is not and will not at Completion be the owner or the registered holder of any share or interest in or other security of or directly or indirectly interested in any body corporate, partnership, joint venture or any form of equity wherever incorporated or established. The information in Schedule 2 and in Recitals (A), (B) and
     (C) to this Agreement is accurate in all respects.

2.8  Corporate authority
     -------------------

     Each of the Group Companies has full power, authority and legal right to own its assets and carry on its business. Each of the partners of the HCL Network Partnership has full power, authority and legal right to own the assets comprising the partnership property of the HCL Network Partnership and to carry on the business of the HCL Network Partnership.

3.   Taxation

3.1  Administration
     --------------

     (1) All returns, notifications, documents, computations and payments which should be or should have been made by any of the Group Companies or by or on behalf of the HCL Network Partnership for any Taxation purpose have been duly made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is or is likely, in the Vendor's reasonable judgment, to be the subject of any dispute, disagreement or audit between any of the Group Companies or any person on behalf of the HCL Network Partnership and the Inland Revenue Department or any other Taxation Authority.

     (2) Each of the Group Companies and the HCL Network Partnership has complied in all respects with all laws, regulations, legislation, decrees or orders relating to Taxation applicable to such Group Company or the HCL Network Partnership, including, without limitation, all laws, regulations, legislation, decrees or orders requiring the deduction or withholding of Taxation from amounts paid or received by such Group Company or the HCL Network Partnership, whether on its own behalf or as agent, and has kept and retained all records and documents appropriate or requisite for the purposes of any such laws, regulations, legislation, decrees or orders.

3.2  Taxation claims, liabilities and reliefs
     ----------------------------------------

     (1) (Except as reflected in the Management Accounts) since the Accounts Date, no event has occurred which has given rise or will or is likely to give rise to a liability to Taxation on any Group Company or the HCL Network Partnership other than Taxation on the trading profits or business profits of such Group Company or the HCL Network Partnership accruing or arising since the Accounts Date.

     (2) Each of the Group Companies and the HCL Network Partnership has paid all Taxation for which it is liable and which has become due and payable (including, without limitation, any Taxation required to be deducted or withheld by it, whether on its own behalf or as agent) to the Inland Revenue Department or other Taxation Authority on the due date for payment thereof and is under no liability to pay any penalty or interest in connection therewith.

     (3) None of the Group Companies or the HCL Network Partnership has made or is under any obligation to make any payment of interest which is wholly or partly disallowed as deductions against its profits.

3.3  Records and other
     -----------------

     (1) Where applicable, each of the Group Companies and the HCL Network Partnership has sufficient and accurate records relating to past events during the seven (7) years prior to Completion or the period from the date of incorporation (or, in the case of the HCL Network Partnership, 30th June, 1994) to Completion (whichever is shorter) to calculate the tax liability or relief which would arise on any disposal or realisation of any asset owned at the Management Accounts Date or acquired since the Management Accounts Date.

     (2) No Group Company has received notice of an assessment or claim against it or against the HCL Network Partnership nor has any Affiliate of a Group Company received notice of an assessment or claim against any Group Company or against the HCL Network Partnership in relation to any alleged deficiency in Taxation.

     (3) None of the Group Companies or the HCL Network Partnership (a) is a party to any Taxation allocation or sharing agreement other than with another Group Company, (b) has in the last six years been a member of any group filing a combined or consolidated Taxation return (other than a group the common parent of which was HWL or a Group Company) or
          (c) has any liability for the Taxation of any person (other than of any Group Company), whether primary or secondary, and whether as a transferee or successor, by contract, by operation of law, or otherwise.

     (4) No Group Company nor any Affiliate of a Group Company has received notice that a claim for unpaid Taxation has become a lien against the property of any Group Company or the HCL Network Partnership or is being asserted against any Group Company or the HCL Network Partnership.

     (5) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxation due from or with respect to any Group Company or the HCL Network Partnership for any taxable period, and no power of attorney granted by or with respect to any Group Company or the HCL Network Partnership relating to Taxation is currently in force.

     (6) The amount of Taxation chargeable on each of the Group Companies or the HCL Network Partnership since 1st January, 1993 has not to any material extent depended on any concession, agreement, dispensation or other formal arrangement with any Taxation Authority in circumstances where either:

          (a) the Vendor has received notice that the availability of any such arrangement will be prejudiced as a result of the acquisition or change of control of the Group Companies resulting from this Agreement or the restructuring of the HCL Network Partnership described in Clause 4.5(d); or

          (b) the Group Company or the HCL Network Partnership has not acted in accordance with the terms of any such arrangement.

     (7) Insofar as the Vendor and the Vendor Guarantor are reasonably aware, each Group Company and the HCL Network Partnership is and has at all times been resident for Taxation purposes in its place of incorporation or, in the case of the HCL Network Partnership, Hong Kong and is not and has not been treated as resident in any other jurisdiction for any Taxation purposes (including any double taxation arrangement).

     (8) All stamp duty and similar taxes or duties have been duly paid in respect of all transactions carried out by the Group Companies and/or the HCL Network Partnership.

4.   Finance

4.1  Dividends and distributions
     ---------------------------

     None of the Group Companies has declared, made or paid any dividends or distributions since its date of incorporation.

4.2  Bank and other borrowings
     -------------------------

     (1) At Completion no Group Company will have outstanding any Indebtedness (as defined in paragraph (2) below) except as may be permitted by Clause 4.5(a).

     (2) None of the Group Companies has any outstanding mortgages, charges, debentures or other loan capital or bank overdrafts, loans or other similar indebtedness, financial facilities, finance leases or hire purchase commitments or other arrangements which have as their purpose or effect the raising of finance or any guarantees or other contingent liabilities in connection with any of the foregoing (collectively, "Indebtedness") except as reflected in the Accounts or the Management Accounts or the Disclosure Letter.

     (3) No outstanding Indebtedness of any of the Group Companies has become payable by reason of default by the relevant Group Company and no event of default has occurred or is pending which with the lapse of time or the fulfilment of any condition or the giving of notice may result in any such indebtedness becoming so payable prior to maturity.

4.3  Bank Accounts
     -------------

     Full details of all bank accounts maintained or used by each Group Company (whether in its own name or in the name of the HCL Network Partnership) (including, in each case, the name and address of the bank with whom the account is kept and the number and nature of the account) and of all direct debit or standing order or similar authorities applicable to any of the accounts.

5.   Trading

5.1  Events Since the Accounts Date:
     ------------------------------

     Since the Accounts Date and except as reflected in the Management Accounts:

     (1) there has been no adverse change in the financial or trading position or (save for the effect of changes in general economic, market or industry (including regulatory) conditions) prospects of the Group or the HCL Network Partnership;

     (2) the business of each Group Company and the HCL Network Partnership has in all material respects been carried on in the ordinary course of such business;

     (3) each Group Company has not borrowed or raised any money or taken any financial facility, nor has it repaid or agreed to repay any loan capital or borrowed moneys in whole or in part or by reason of any default by it in its obligations;

     (4) no dividends bonuses or distributions have been paid declared or made in respect of any shares or stock of any Group Company;

     (5) no debts or other receivables and no trading stock, goods, plant, machinery or equipment of any Group Company or of the HCL Network Partnership have been factored or sold or agreed to be sold, apart from the sale of trading stock to trade customers or the public in the ordinary course of business;

     (6) no change in the financial year end of any Group Company or of the HCL Network Partnership has been made; and

     (7) subject to any provision for bad or doubtful debts in the Accounts, all book debts shown in the Accounts or in the Partnership Accounts have been realised for an aggregate sum not being less than that shown in the Accounts or in the Partnership Accounts and no written indication has been received by HCL or any Group Company or any Affiliate of any Group Company that any debt now owing to any Group Company or to the HCL Network Partnership is bad or doubtful.

5.2  Effect of transactions contemplated under this Agreement
     --------------------------------------------------------

     Neither the execution of any Relevant Agreement nor the compliance with the terms of any Relevant Agreement does and will:

     (1) result in a breach of any of the terms, conditions or provisions of any encumbrances or leases by which or to which any asset of any of the Group Companies or any asset comprising part of the partnership of the HCL Network Partnership is bound or subject;

     (2) relieve any person from any obligation to any of the Group Companies or to the HCL Network Partnership or cause any person to determine any such obligation or any right or benefit enjoyed by any of the Group Companies or by the HCL Network Partnership, or to exercise any right under an agreement with or otherwise in respect of any of the Group Companies or the HCL Network Partnership;

     (3) result in the crystallisation or enforcement of any encumbrance whatsoever on any of the assets of any of the Group Companies or any of the assets comprising part of the partnership property of the HCL Network Partnership; and

     (4) result in any present or future indebtedness of any of the Group Companies becoming due and payable prior to its stated maturity.

5.3  Conduct of businesses in accordance with memorandum and articles of
     -------------------------------------------------------------------
     association or other constitutional documents
     ---------------------------------------------

     Each of the Group Companies has at all times carried on business and conducted its affairs in all respects in accordance with its memorandum and articles of association or other similar constitutional documents for the time being in force.

5.4  Litigation, disputes and winding up
     -----------------------------------

     (1) None of the Group Companies nor the HCL Network Partnership is engaged in any litigation or arbitration proceedings as plaintiff or defendant and there are no such proceedings pending or, to the best of the knowledge and belief of the Vendor, threatened either by or against any of the Group Companies or the HCL Network Partnership.

     (2) There is no dispute with any revenue or other governmental departments in Hong Kong or the British Virgin Islands, in relation to the affairs of any of the Group Companies or of the HCL Network Partnership, and to the best of the knowledge and belief of the Vendor there are no facts which may give rise to any such dispute.

     (3) No order has been made and no resolution has been passed for the winding up of any Group Company or any partner in the HCL Network Partnership or for a provisional liquidator to be appointed in respect of any Group Company or any partner in the HCL Network Partnership and no petition has been presented and no meeting has been convened for the purpose of winding up any Group Company or any partner in the HCL Network Partnership and no partner in the HCL Network Partnership has applied for a dissolution of the HCL Network Partnership.

     (4) No receiver has been appointed in respect of any Group Company or all or any of its assets or all or any of the assets comprising the partnership property of the HCL Network Partnership.

     (5) No Group Company nor any partner in the HCL Network Partnership is insolvent or unable to pay its debts or has stopped paying its debts as they fall due.

     (6) No event analogous to any of the foregoing has occurred in or outside Hong Kong.

     (7) No unsatisfied judgment is outstanding against any Group Company or the HCL Network Partnership.

5.5  Compliance with statutes etc.
     -----------------------------

     (1) Each of the Group Companies and the HCL Network Partnership has complied in all respects with all applicable statutes and legislation, including the Telecommunications Ordinance and the Data Protection Ordinance (including compliance with the data protection principles in it).

     (2) Each of the Group Companies and the HCL Network Partnership has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations of Hong Kong and the British Virgin Islands.

     (3) No Group Company and the HCL Network Partnership has committed or is liable for any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise, and no Group Company nor any Affiliate of any Group Company nor any Affiliate of any Group Company has received notice that any such claim remains outstanding against any such Group Company or the HCL Network Partnership.

     (4) So far as the Vendor and the Vendor Guarantor are aware no Group Company nor any Affiliate of any Group Company has received notification that any investigation or inquiry is being conducted by any governmental or other body in respect of the affairs of any Group Company or of the HCL Network Partnership and the Vendor and the Vendor Guarantor are not aware of any circumstances which would give rise to such investigation or inquiry.

5.6  Contracts and Related Matters
     -----------------------------

     (1) No Group Company nor the HCL Network Partnership is a party to any contracts with a term in excess of one year (except for routine confidentiality agreements and for contracts included in the list of contracts set forth in Exhibit D and E). Except for the Relevant Agreements (and for those listed in Exhibit D and E and for those which are to be replaced by the Relevant Agreements) there are no agreements or arrangements subsisting and no indebtedness (actual or contingent) between (i) any Group Company or the HCL Network Partnership and (ii) the Vendor Guarantor or any of their respective Affiliates or subsidiaries and termination of any such agreements or arrangements has not had and will not have a material effect on the Group (including its financial or trading position or prospects).

     (2) Except for those contracts included in the list of contracts set forth in Exhibit D-I no Group Company nor the HCL Network Partnership is a party to or has any liability (present or future) under any guarantee or indemnity or letter of credit or any leasing, hiring, hire purchase, credit sale or conditional sale agreement or has entered into any contract or commitment involving, or likely to involve, obligations or expenditure of HK$20 million.

     (3) No Group Company nor the HCL Network Partnership is a party to any non-competition contract or arrangement which restricts its freedom to carry on its business in any part of the world.

     (4) No Group Company nor the HCL Network Partnership and neither the Vendor nor the Vendor Guarantor is aware of any breach of, or any invalidity, or grounds for determination, rescission, avoidance or repudiation of, any contract to which any Group Company nor the HCL Network Partnership is a party or of any allegation of such a thing.

     (5) No Group Company or the HCL Network Partnership is a party to any contract which falls within any of the cases specified below:

          (a) the contract relates to matters not within the scope of business of the Group Companies to be continued after Completion as reflected in the Shareholders Agreement; or

          (b) the contract can be terminated in the event of any change in the underlying ownership or control of the Group Company that is a party to such contract or by the retirement or admission of partners to the HCL Network Partnership;

          and for this purpose "contract" includes any understanding, arrangement or commitment however described.

     (6) No Group Company or the HCL Network Partnership has given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment on its behalf (other than to its employees to enter into routine trading contracts in the normal course of their duties or defined authority to counterparties under normal commercial contracts to act within the scope of such contracts).

     (7) No Group Company or the HCL Network Partnership has applied for or received any grant, allowance, aid or subsidy from any supranational, national or local authority or government agency during the last six years.

     (8) Neither in the financial period ending on the Accounts Date nor in the period since the Accounts Date has any person (together with other persons connected with him) purchased from or sold to any Group Company or the HCL Network Partnership more than 10 per cent. of the aggregate amount of all sales or purchases made by that Group Company or the HCL Network Partnership during such period, and there is no person (together with other persons connected with him) on whom any Group Company or the HCL Network Partnership is substantially dependent or the cessation of transactions with whom would have a material adverse effect on the financial position of such Group Company or the HCL Network Partnership.

5.7  Defaults under agreements by the Group Companies or the HCL Network
     -------------------------------------------------------------------
     Partnership
     -----------

     (1)  None of the Group Companies or the HCL Network Partnership is:

          (a)  in material default under any agreement to which it is a party;

          (b) liable in respect of any material breach of representation or warranty given under any agreement to which it is a party and which breach will have a material adverse effect on the financial position of the Group as a whole.

     (2) No material claim of default under any agreement to which any of the Group Companies or the HCL Network Partnership is a party has been made and is outstanding against it.

5.8  Other party's defaults
     ----------------------

     To the best of the knowledge and belief of the Vendor, no party to any agreement with or which is under an obligation to any of the Group Companies or the HCL Network Partnership is in material default under it.

5.9  Working Capital
     ---------------

     Each Group Company has sufficient working capital for its present requirements (that is to say, to enable it to continue to carry on its business in its present form and at its present level of turnover) and for the purpose of performing in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by it.

5.10 Product Liability
     -----------------

     No Group Company has manufactured, sold or provided any product or service which does not in any material respect comply with all applicable laws, regulations or standards or which is defective or dangerous or not in accordance with any representation or warranty, express or implied, given in respect of it.

5.11 Trade Regulations
     -----------------

     None of the businesses or activities of any Group Company or the HCL Network Partnership as currently conducted could reasonably be expected to give rise to the imposition of any sanction under any trade regulation legislation currently in effect.

6.   Assets

6.1  Insurances
     ----------

     (1) Each Group Company and the HCL Network Partnership has maintained adequate insurance cover against risks normally insured against by companies carrying on a similar business in the geographic area in which the Group Companies and the HCL Network Partnership carry on their business, and in particular has maintained all insurance required by statute.

     (2) Full details of the insurance policies taken out over the business and assets of the Group and the HCL Network Partnership at the date hereof are set out in Exhibit I and all such policies are in full force and effect and are not void or voidable (on the basis of the facts and circumstances at the time this Warranty is made or repeated). The value of all claims outstanding by the Group Companies and the HCL Network Partnership does not exceed HK$20,000. No event has occurred (except as described in that Exhibit) which might give rise to any additional claim.

6.2  Capital Assets
     --------------

     Since the Accounts Date (except as reflected in the Management Accounts or as permitted by Clause 4.4), none of the Group Companies or the HCL Network Partnership has disposed of or realised any capital assets other than in the ordinary course of business.

7.   Consents and Licences

7.1  Licences
     --------

     (1)  The Group holds:

          (a) all licences required to be held by the Group under the Telecommunication Ordinance in order to carry on its business in the manner it is presently being conducted and as contemplated by the Business Plan including without limitation the licences described in Part 1 of Exhibit C;

          (b) all other licences (including all wayleaves), approvals and consents from any person, authority or body, as the case may be, required by law in order to carry on its business in the manner it is presently being conducted and as contemplated by the Business Plan, and all such licences and consents are valid and subsisting.

     (2) The Group has applied for the licences described in Exhibit C and has pursued and will continue to pursue such applications with all reasonable due diligence.

7.2  No breach
     ---------

     (1) The Group is not in breach of any of the terms or conditions of any such licences, approvals or consents referred to in paragraph 7.1 above; and

     (2) all such licences are in full force and effect in accordance with their respective terms.

     Exhibit C sets out accurate details of the annual fees paid in the 12 month period ending on the date of this Agreement under the licences referred to in paragraph 7.1(1)(a) and all other licences requiring payment of licence fees exceeding US$1,000 per annum.

7.3  Notification of breach
     ----------------------

     None of the Group Companies or any of their Affiliates has received any notification from the OFTA relating to an asserted breach of any of the terms and conditions of any licences.

7.4  Special Conditions of FTNS Licence
     ----------------------------------

     The Group has complied with the Special Conditions contained in the Fixed Telecommunications Network Service Licence issued to the Group on 30 June, 1995 (as amended on 19 June, 1998) (the "FTNS Licence") in all respects. Without limiting the foregoing:

     (1) the Group has completed the network rollout and service obligations contained in Special Conditions 1 and 2 of the FTNS Licence to the extent required to be completed up to and including the date of this Agreement;

     (2) the Group has received from OFTA certificates of completion relating to obligations under Special Conditions 1.1 through to 1.3 inclusive, 1.6, 2.1 and 3.1 of the FTNS Licence; and

     (3) the Vendor reasonably expects that the Group will complete the obligations set out in Special Conditions 1.4 and 2.2 of the FTNS Licence upon or prior to the date required by the FTNS Licence, being 31 December, 1999.

7.5  Future Milestone Obligations
     ----------------------------

     Exhibit C contains a true and correct description of the status of the discussions between OFTA and the Group regarding the continuation of the moratorium on the issue of further FTNS Licences. The Vendor reasonably expects that the Group will complete the obligations to be imposed on it in connection with such moratorium upon or prior to the date required by OFTA.

7.6  Frequencies and WLL
     -------------------

     The Group does not require any frequencies in order to carry on its business in the manner it is presently being conducted and as contemplated by the Business Plan.

8.   Employees

8.1  General
     -------

     (1) Exhibit J sets out a complete list of those persons who at Completion will be employees of or seconded to the Group (distinguishing between those who will be employees of the Group and those who will be seconded) and none of them will have given or received notice terminating their employment. Exhibit J sets out for each employee their job title and remuneration. Each contract of employment with any employee is or will be terminable without payment of damages or compensation exceeding those payable under statute.

     (2) No Group Company is involved in any industrial or trade dispute with any of its employees or any trade union or association.

     (3) No Group Company is bound or accustomed to pay any moneys other than in respect of normal salary, remuneration or emoluments of employment to or for the benefit of its employees and no employees are remunerated by reference to sales, profits or performance or otherwise receive variable remuneration.

     (4) Each Group Company has in relation to each of its employees complied in all material respects with all obligations imposed on it by all legislation relevant to the relations between it and its employees.

     (5) No liability has been incurred by any Group Company for breach of any contract of service or for redundancy payments or severance payments or long service payments or for compensation for wrongful dismissal or unfair dismissal.

     (6) No Group Company has entered into any agreement to acquire consultancy services from any person.

     (7) No Group Company has any outstanding undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, Taxation or other impost arising in connection with the employment or engagement of personnel by any Group Company.

     (8) Each Group Company has at all relevant times complied with all its obligations under statute and otherwise concerning the health and safety at work of its employees, and the Vendor has received no notice that any such claims are threatened or pending by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

8.2  No claim
     --------

     No former director, officer, employee or agent of any Group Company has any claim against such Group Company for compensation due to loss or termination of office or employment.

8.3  Provident Funds
     ---------------

     Exhibit K contains details of all provident fund and similar schemes for the benefit of the persons who will be employees at Completion. All contributions required to have been made (at or before Completion) to those schemes have been made and they are fully funded in accordance with prudent actuarial principles as to enable all such employees to obtain the benefits to which they are or will be entitled under those schemes have been made.

9.   Intellectual Property

     (1) Details of all rights in any Intellectual Property (other than copyright and unregistered designs) owned by any Group Company are set out in Exhibit F, distinguishing between rights which have been registered and those in respect of which applications to register have been made.

     (2) Details of all licences granted to or by any Group Company in respect of any Intellectual Property are set out in Exhibit F. Where any licence is subject to any limit as to time or any other limitation, right of termination or restriction the nature and extent of this is set out in that Exhibit.

     (3) All rights in all Intellectual Property and confidential business information owned or otherwise required for the business of any Group Company are vested in or validly granted to the Group Company and, except as disclosed in relation to paragraph (2) above, are not subject to any limit as to time or any other limitation, right of termination (including on any change in the underlying ownership or control of the relevant Group Company) or restriction and all renewal fees and steps required (as of the date on which this Warranty is made or repeated) for their maintenance or protection have been paid and taken.

     (4) Each Group Company has all rights in Intellectual Property and all business information required for the business of that Group Company and no Group Company is a party to any confidentiality or other agreement or subject to any duty which restricts the free use or disclosure (or requires disclosure) of business information owned by or required for the business of such Group Company.

     (5) Except as listed in Exhibit F, no Group Company has granted or is obliged to grant any licence, sub-licence or assignment in respect of any Intellectual Property owned or otherwise required for the business of that Group Company or has disclosed or is obliged to disclose any confidential business information required for the business of that Group Company to any person, other than its employees or those of another Group Company for the purpose of carrying on its business.

     (6) No Group Company nor to the best of the knowledge and belief of the Vendor any party with which such Group Company has contracted is in breach of any licence, sub-licence or assignment granted to or by it in respect of any Intellectual Property owned or otherwise required for the business of that Group Company or of any agreement under which any confidential business information was or is to be made available to it.

     (7) The processes and methods employed, the services provided, the businesses conducted and the products manufactured, used or dealt in by any Group Company within the last six years do not, and/or at the time of being employed, provided, conducted, manufactured, used or dealt in did not, to the Vendor's knowledge, infringe the rights of any other person in any Intellectual Property or business information.

     (8) To the Vendor's knowledge, there is no, nor has there been at any time during the past six years any, unauthorised use or infringement by any person of any of the Intellectual Property or confidential business information owned or otherwise required for the business of any Group Company.

     (9) The Group has outstanding no applications to register any Intellectual Property which are not being pursued with all reasonable due diligence and speed.

10.  Interconnection arrangements

     (1) The contracts referred to in Exhibit D and (by being under the short description "INTERCONNECTION AND LEASED CIRCUITS") identified as falling within this sub-paragraph (1) comprise (together, when they are executed, with the Interconnect Agreement and the Leased Lines Agreement) all agreements to which the Group is a party relating to interconnection between the network of the Group and the network or networks of other telecommunications operators in Hong Kong or relating to the establishment of interconnect links or facilities for interconnection in Hong Kong. The interconnection arrangements established under these agreements enable communications to be sent and received in accordance with principles established by the Telecommunications Authority of Hong Kong.

     (2) Exhibit D contains a description of all such agreements as are mentioned in paragraph (1) and which are being negotiated with third parties.

11.  Switch Sites and the Networks

11.1 Switch Sites
     ------------

     (1) Lists of the cell sites and switch sites used by the Group for its business have been set out in Exhibit G. Such sites are all the cell sites and switch sites which the Group requires in order to carry on its business in the manner it is presently being conducted. The Group holds all licences, leases or consents necessary for the use of such sites and all such licences, leases or consents are valid and subsisting.

     (2) No site referred to in paragraph (1) is used in whole or in part in or for the purposes of the Excluded Business.

11.2 Networks
     --------

     The fixed networks and systems which are operated for the purposes of the Group's business including network management and customer service systems, billing systems, switches, nodes and other hardware are in good operating order, are capable of performing and do perform the functions which they are intended to perform in accordance with normal industry practice in Hong Kong and the nature of the business of the Group and are all such systems as are required by the Group in order for it to conduct its business in the manner it is presently being conducted. A network map is in Exhibit M.

12.  Ownership and Condition of Assets

     (1) All assets necessary for the business of any Group Company as it is now carried on are both legally and beneficially owned by such Group Company or by the HCL Network Partnership free from any third party rights and all such assets are included in the Accounts.

     (2) Each of the assets included in the Accounts or acquired by any Group Company since the Accounts Date (other than current assets sold, realised or applied in the normal course of trading) is owned both legally and beneficially by that Group Company free from any third party rights, and each of those assets capable of possession is in the possession of the Group Company. Each of the assets appearing in the Partnership Accounts or acquired by the HCL Network Partnership since the Partnership Accounts Date is owned legally and beneficially by the HCL Network Partnership and is leased to HCL and subject to this lease, is free from all third party rights.

     (3) All plant and machinery (including fixed plant and machinery), equipment and vehicles used by any Group Company in connection with its business are in good repair and condition (ordinary wear and tear excepted).

     (4) The plant register kept by each Group Company which has been produced to the Purchaser for its inspection sets out a record of the plant and machinery and vehicles owned or possessed by it which is complete and accurate in all material respects.

13.  Property

13.1 Except as referred to in Exhibit E, neither the Group nor the HCL Network Partnership owns any land or properties. The Group has good and marketable title to each property so referred to, free of all encumbrances. The HCL Network Partnership does not rent or licence any land or properties.

13.2 In relation to the properties rented/licensed by any Group Company (being those properties described as such in Exhibit E) ("Rented Properties"):

     (1) All the rent, licence fees, maintenance and other charges have been duly paid in accordance with the terms of the relevant tenancy or licence agreement and the material covenants, terms and conditions contained in any tenancy/licence agreement to be performed by a Group Company have been duly performed and observed by such Group Company and there are no proceedings pending for the recovery of any sums due and payable.

     (2) No notice affecting the Rented Properties or any part thereof or its use has been received by the relevant Group Company whether given or served by a Government department or other authority or any person or body which has not been materially complied with.

     (3) The use of the Rented Properties complies with the material provisions, covenants, terms and conditions under which they are rented or licensed (as the case may be), and no circumstances are known to the Group which are likely to result in the forfeiture of the same.

     (4) There are no circumstances existing at the date on which this Warranty is made or repeated which would entitle the landlord or any other person to exercise any right of re-entry or to take possession of any of the Rented Properties or any part thereof or which would otherwise restrict or terminate the continued possession and occupation of any of the Rented Properties or any part thereof.

14.  Information Technology

     (1) Details of the Information Technology owned or used by each Group Company and all material agreements or arrangements relating to the maintenance and support (including escrow agreements relating to the deposit of source codes), security, disaster recovery management and utilisation (including facilities management and computer bureau services agreements) of the Information Technology owned or used by each Group Company are contained in Exhibit H and in Exhibit D under the short descriptions "MAINTENANCE", "HARDWARE AND SOFTWARE", "SOFTWARE LICENCE" and "SERVICE PROVISIONING". For the purposes of this paragraph 14, "Information Technology" means computer hardware, software, networks and/or other information technology and any aspect or asset of a business which relies on computer hardware and software.

     (2) All Information Technology required to carry on the business of each Group Company and fulfil its existing contracts and commitments is either owned by or validly leased or licensed to that Group Company.

     (3) No records, systems, controls data or information of any Group Company are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership or control of the Group Company.

     (4) There are no material defects relating to the Information Technology owned or used by each Group Company and the Information Technology owned or used by each Group Company has the capacity and performance necessary to fulfil the present and foreseeable requirements of each Group Company as described in the Business Plan.

     (5) The Company's network has passed Y2K Stage A Testing prescribed by OFTA. The Company has conducted Y2K Stage B Testing prescribed by OFTA, as guided by the Company's third party network equipment manufacturers and in the presence of OFTA representatives. The results of the Y2K Stage B Testing are attached to the Disclosure Letter. Based upon the foregoing tests, the Company has no reason to believe that its network and services are not Y2K Ready in all material respects. However, it should be noted that the Company's assessment of its Y2K Readiness is largely dependent on the Y2K status of its network equipment, information in respect of which has been supplied to the Company by the network equipment manufacturers and upon which the Company can conduct only limited internal and external testing. Each Group Company had used all commercially reasonable endeavours to secure from suppliers and other third parties appropriate assurances as to their Y2K Readiness and nothing has come to any Group Company's attention which suggests that any material supplier or other third party is not Y2K Ready. For purposes of this Agreement, the terms "Y2K Ready" and "Y2K Readiness" refer to the capability of a person's (including the Company's) network, services and systems, when used in accordance with their associated documentation, to correctly process, provide and/or receive date data in the year 2000, including leap year calculations, provided (in the case of the Company) that all other products and systems (for example, third party manufactured handsets, customer premises equipment, hardware, software and firmware) that use the

          Company's network, services and systems properly exchange accurate date data with it.

15.  The Restructuring

15.1 At Completion:

     (1) the Group will not include any Excluded Company; and

     (2) no Group Company shall carry on or be in any way interested in the Excluded Business or have any liability, actual or contingent, arising out of or connected with the Excluded Business (except for any liability covered by the indemnity referred to in Clause 4.5(c)).

16.  The Environment

16.1 Definitions
     -----------

     In paragraph 16.2:

"Environment"            means all or any part of the air (including, without
                         limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water and land and any living organisms or systems supported by those media;

"Environmental Laws"     means all applicable laws as in effect on the date
                         hereof insofar as they relate to or apply to Environmental Matters;

"Environmental Matters"  means:

                         (i)       pollution or contamination;

                         (ii) the disposal, release, spillage, deposit, escape, discharge, leak or emission of, Hazardous Materials or Waste;

                         (iii) exposure of any person to Hazardous Materials or Waste;

                         (iv) all matters related to health and safety of employees;

                         (v) the creation or existence of any noise, vibration, radiation, common law or statutory nuisance, or other adverse impact on the Environment;

                         (vi)      use and recovery of packaging; and

                         (vii) any other matters relating to human health and safety or the condition, protection, maintenance, restoration or replacement of the Environment arising directly or indirectly out or the manufacturing, processing, treatment, keeping, handing, use (including as a building material), possession, supply, receipt, sale, purchase, import, export, transportation or presence of Hazardous Materials or Waste;

"Environmental Permits"  means any registration, permit, licence, consent or authorisation required by Environmental Laws to be held by any Group Company;

"Hazardous Material"     means anything which alone or in combination with
                         other things is capable of causing harm or damage to property or to man or to the Environment or any other organism supported by the Environment including, without limitation, any hazardous or toxic substances or pollutants;

"Waste" means any waste including anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or recycled or has any value; and

"Works"                  means the carrying out of:

                         (i) inspection, investigation, sampling and monitoring works; and

                         (ii) any works, including the installation, operation, repair or replacement of plant or equipment, in order to remove, remediate or contain any Environmental Matter or in order to prevent an Environmental Matter from arising.
16.2 Compliance
     ----------

     (1) All Environmental Permits which are required as at the date on which this Warranty is made or repeated have been obtained and are in full force and effect.

     (2) No material operating expenditure is required in order to comply with the Environmental Permits.

     (3) The entry into and performance of this Agreement will not result in the variation, limitation or revocation of any Environmental Permit, any Environmental Permit not being extended, renewed or granted, or any requirement to carry out Works.

     (4) Each Group Company has complied at all times and in all respects with Environmental Law and there are and have been no acts or omissions of the Company in relation to Environmental Matters which could give rise to fines, penalties, losses, damages, costs, expenses or liabilities or could require any Works.

     (5) No Group Company is or has been involved in any litigation proceedings, claim or complaint by any person under Environmental Laws, none is threatened and, so far as the Vendor Guarantor are aware, none is likely to arise. At no time has the Group Company received any notice or communication or information alleging any liability in relation to Environmental Matters or that any Works are required or stating or suggesting that there is or might be any pollution, contamination or nuisance at or from any Relevant Property.

     (6) All environmental audits and other assessments, reviews and reports in the possession or control of any Group Company relating to any Relevant Property or any of the activities of the Group Company have been Disclosed.

     (7) All information provided to the Purchaser or its advisors by or on behalf of the Vendor or the Vendor Guarantor in relation to Environmental Matters on or prior to the date of this Agreement is complete and accurate and is not misleading.

     (8) So far as the Vendor is aware, no Group Company has any liability in respect of Environmental Matters arising out of or in connection with any act or omission of any former subsidiary or former business of any Group Company.

     (9) So far as the Vendor is aware, there has been no transfer to any person or disposal of Hazardous Materials or Waste by or on behalf of any Group Company which could give rise to fines, penalties, losses, damages, costs, expenses or liabilities.

     (10) So far as the Vendor is aware, no Group Company has any liability to any person in respect of Environmental Matters under any contract or other agreement relating to the sale or other disposal or grant of any interest or rights in relation to any shares, land or other asset.

     (11) The Group Companies either (a) have no obligation under applicable laws to recycle or recover packaging or participate in any scheme or other arrangement for the recycling or recovery of packaging (a "Relevant Obligation") or (b) have complied in full with each Relevant Obligation and full details have been provided to the Purchaser of such Relevant Obligation, including relevant quantities and costs.

17.  Accuracy of Information

17.1 The information given in Exhibits C to M inclusive is true and accurate in all material respects and is not misleading. The licences, material contracts, properties, intellectual property rights, equipment and systems described in those Exhibits constitute all the licences, material contracts, properties, intellectual property rights, equipment and systems necessary for the Group Companies and the HCL Network Partnership to carry on their businesses in all material respects, the Group Companies require no other material assets or rights (apart from working capital) for such purposes and the Group Companies do not have any other licences and frequencies, material contracts, properties, intellectual property rights, equipment or systems.

17.2 There is no fact or circumstance relating to the affairs of the Vendor or the Vendor Guarantor nor, is there any fact or circumstance relating to the affairs of any Group Company (other than publicly available information) which has not been disclosed to the Purchaser or the Purchaser Guarantor or any of their advisers and which if disclosed might reasonably have been expected to influence the decision of the Purchaser and the Purchaser Guarantor to enter into this Agreement other than as arising out of or resulting from the economy or the securities market generally or arising out of or resulting from changes in or affecting the industry in which the Vendor Guarantor operates and not specifically related to the Vendor Guarantor.

18.  Investment Representations

     The Vendor and/or, if applicable, its Affiliates, are acquiring the Convertible Preferred Stock for investment and not with a view to, or for sale in connection with, any distribution thereof. The Vendor and/or, if applicable, its Affiliates (either alone or together with its advisors) have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Convertible Preferred Stock and is capable of bearing the economic risks of such investment. This paragraph will not limit the rights of the Vendor with respect to any breach of the Purchaser Guarantor Warranties.

19.  General

19.1 The execution and delivery of, and the performance by each Vendor Party (other than the Vendor Guarantor) of its obligations under the Relevant Agreements to which it is a party will not:

     (1) breach or constitute a default under the constitutive documents of such Vendor Party; or

     (2) result in a breach of, or constitute a default under any instrument or agreement to which such Vendor Party is a party or by which such Vendor Party is bound; or

     (3) result in a breach of any order, judgment or decree of any court or governmental agency to which such Vendor Party is a party or by which such Vendor Party is bound; or

     (4)  require the consent of the shareholders of such Vendor Party.

19.2 Each Vendor Party (other than the Vendor Guarantor) has all the requisite power and capacity to enter into and perform its obligations under each Relevant Agreement to which it is a party.

19.3 Each Relevant Agreement and all documents and instruments executed pursuant thereto are, and when delivered will be, valid and legally binding obligations of each Vendor Party (other than the Vendor Guarantor) which is a party to it and the execution, performance and implementation of each Relevant Agreement and the matters contemplated thereby have been duly authorised by all necessary corporate action on the part of each Vendor Party (other than the Vendor Guarantor) which is a party to it and each Relevant Agreement has been duly executed by each Vendor Party (other than the Vendor Guarantor) which is a party to it.

19.4 Except as set forth in Schedule 9, no consent, authorisation, order or approval of, or filing or registration with, any governmental authority or other person that has not been obtained is required for the execution and delivery of the Relevant Agreements by the Vendor Parties party thereto or the consummation of the transactions contemplated by the Relevant Agreements.

                                     Part 2

                          Vendor Guarantor Warranties

The Vendor Guarantor hereby represents and warrants as follows:

1.   Due Organisation
     ----------------

     The Vendor Guarantor is a corporation duly organised and validly existing under the laws of Hong Kong.

2.   Power and Authority
     -------------------

     (a) The execution and delivery of and performance of the Relevant Agreements to which it is a party will not result in a breach of or constitute a default under the constitutive documents of the Vendor Guarantor or result in a breach of or constitute a default under any agreement or other instrument to which the Vendor Guarantor is a party or by which the Vendor Guarantor is bound.

     (b) The Vendor Guarantor has all the requisite power and capacity to enter into and perform its obligations under the Relevant Agreements to which it is a party.

     (c) Each Relevant Agreement to which the Vendor Guarantor is a party and all documents and instruments executed pursuant thereto by it are, and when delivered will be, valid and legally binding obligations of the Vendor Guarantor, enforceable, subject to exceptions which would be customary in a formal legal opinion, in accordance with their terms, and the execution, performance and implementation of each Relevant Agreement and the matters contemplated thereby by the Vendor Guarantor have been duly authorised by all necessary corporate action on the part of the Vendor Guarantor and each Relevant Agreement to which it is a party has been duly executed by the Vendor Guarantor.

3.   Hutchison Whampoa Accounts
     --------------------------

     The audited consolidated accounts of the Vendor Guarantor comprising its consolidated balance sheet as at the Accounts Date and its consolidated profit and loss account and statement of cash flows for the financial year ended on the Accounts Date (the "Hutchison Whampoa Accounts"):

     (1) have been prepared on a basis consistent with previous balance sheets and profit and loss accounts of the Vendor Guarantor and in accordance with generally accepted accounting principles in Hong Kong;

     (2) comply (to the extent that they are required to do so) in all material respects with the Companies Ordinance and all other applicable ordinances, statues and regulations;

     (3) show a true and fair view of the state of affairs, assets and liabilities, profit and/or loss and financial position of the Vendor Guarantor as at the Accounts Date and of the results for the financial period ended on such date and are not affected by any unusual or non-recurring items not disclosed therein;

     (4) make proper provision for the liabilities of the Vendor Guarantor as at the Accounts Date in accordance with generally accepted accounting principles referred to in (1) above; and

     (5) make proper provision for the bad and doubtful debts and all Taxation not yet due any payable in accordance with generally accepted accounting principles, standards and practice referred to in (1) above.

4.   No Material Adverse Effect on the Vendor Guarantor
     --------------------------------------------------

     Since the Accounts Date there has been no material adverse change in the financial condition or results of operations of the Vendor Guarantor and its subsidiaries, taken as a whole, other than any such change arising out of or resulting from the economy or securities markets generally, and there is no fact or circumstance relating to the affairs of the Vendor Guarantor which has not been disclosed to the Purchaser or the Purchaser Guarantor or any of their advisers and which if disclosed might reasonably have been expected to influence the decision of the Purchaser and the Purchaser Guarantor to enter into this Agreement other than any such change arising out of or resulting from the economy or securities markets generally.

                                     Part 3

                              Purchaser Warranties

The Purchaser hereby represents and warrants as follows:

1.   Due Organisation
     ----------------

     The Purchaser is a corporation duly organised and validly existing under the laws of Bermuda.

2.   Power and Authority
     -------------------

     (a) The execution and delivery of and performance by each Purchaser Party (other than the Purchaser Guarantor) of its obligations under the Relevant Agreements to which it is a party will not:

          (1) result in a breach or constitute a default under the constitutive documents of such Purchaser Party; or

          (2) result in a breach of, or constitute a default under any agreement or other instrument to which such Purchaser Party is a party or by which such Purchaser Party is bound; or

          (3) result in a breach of any order, judgment or decree of any court or governmental agency to which such Purchaser Party is a party or by which such Purchaser Party is bound; or

          (4)  require the consent of the shareholder of such Purchaser Party.

     (b) The Purchaser has all the requisite power and capacity to enter into and perform its obligations under this Agreement.

     (c) Each Relevant Agreement and all documents and instruments executed pursuant thereto are, and when delivered will be, valid and legally binding obligations of each Purchaser Party (other than the Purchaser Guarantor) which is a party to it, enforceable, subject to exceptions which would be customary in a formal legal opinion, in accordance with their terms, and the execution, performance and implementation of each Relevant Agreement and the matters contemplated thereby have been duly authorised by all necessary corporate action on the part of each Purchaser Party (other than the Purchaser Guarantor) which is a party to it and each Relevant Agreement have been duly executed by each Purchaser Party (other than the Purchaser Guarantor) which is a party to it.

3.   Consents
     --------

     Except as set forth in Schedule 9, no consent, authorisation, order or approval of, or filing or registration with, any governmental authority or other person that has not been obtained is required for the execution and delivery of the Relevant Agreements by the Purchaser Parties party thereto or the consummation of the transactions contemplated by the Relevant Agreements.

                                     Part 4

                         Purchaser Guarantor Warranties

The Purchaser Guarantor hereby represents and warrants as follows:

1.   Due Organisation
     ----------------

     The Purchaser Guarantor is a corporation duly organised and validly existing under the laws of Bermuda.

2.   Power and Authority
     -------------------

     (a) The execution and delivery of and performance of the Relevant Agreements to which it is a party will not result in a breach of or constitute a default under the constitutive documents of the Purchaser Guarantor or result in a breach of or constitute a default under any agreement or other instrument to which the Purchaser Guarantor is a party or by which the Purchaser Guarantor is bound.

     (b) The Purchaser Guarantor has all the requisite corporate power and capacity to enter into and perform its obligations under the Relevant Agreements to which it is a party.

     (c) Each Relevant Agreement to which the Purchaser Guarantor is a party and all documents and instruments executed pursuant thereto by it are, and when delivered will be, valid and legally binding obligations of the Purchaser Guarantor, enforceable, subject to exceptions which would be customary in a formal legal opinion, in accordance with their terms, and the execution, performance and implementation of each Relevant Agreement and the matters contemplated thereby by the Purchaser Guarantor have been duly authorised by all necessary corporate action on the part of the Purchaser Guarantor and each Relevant Agreement to which it is a party has been duly executed by the Purchaser Guarantor.

3.   The Convertible Preferred Stock
     -------------------------------

     The Convertible Preferred Stock will on issue be credited as fully paid. None of the Convertible Preferred Stock will be subject to any pre-emptive rights of the holders of any class of the capital stock of the Purchaser Guarantor.

4.   Investment Company Act
     ----------------------

     The Purchaser Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940 of the United States.

5.   Reports and Financial Statements
     --------------------------------

     The Purchaser Guarantor has filed all reports required under the Exchange Act to be filed by the Purchaser Guarantor with the SEC since its initial public offering on August 13, 1998 (collectively, the "SEC Reports").
     None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports presents fairly, in all material respects, the consolidated financial position of the Purchaser Guarantor and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of the Purchaser Guarantor and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

6.   No Material Adverse Effect on the Purchaser Guarantor
     -----------------------------------------------------

     Since September 30, 1999, except as disclosed in the SEC Reports there has been no material adverse change in the financial condition or results of operations of the Purchaser Guarantor and its subsidiaries, taken as a whole, other than any such change arising out of or resulting from the economy or securities markets generally.

                                  SCHEDULE 6:


                              Counter-indemnities


     In favour of                    Issued by                     Nature of instrument              Guaranteed Amount

  1  The Government of the Hong      Hutchison Whampoa Limited     Deed of Undertaking and           HK$50,000,000.00
     Kong SAR                                                      Guarantee (in relation to the
                                                                   moratorium)
========================================================================================================================
  2  The Government of the Hong      Hutchison Whampoa Limited     Guarantee (in relation to the     N/A
     Kong SAR                                                      ESD Project)

========================================================================================================================
  3  The Hongkong and Shanghai       Hutchison                     Counter-indemnity for             HK$12,320,000.00
     Banking Corporation             Telecommunications Limited    Performance Bond given in
                                     (to be confirmed)             respect of the ESD Project
========================================================================================================================
  4  The Hongkong and Shanghai       Hutchison                     Counter-indemnity (in respect     HK$250,000.00
     Banking Corporation             Telecommunications (Hong      of Guarantee provided by HSBC
                                     Kong) Ltd                     to the Hong Kong Electric Co
                                                                   Ltd for the development of the
                                                                   Electronic Billing System
========================================================================================================================


              In favour of          Commencement Date       Expiry Date

  1  The Government of the Hong     To be executed*         30 June 2003
     Kong SAR

============================================================================
  2  The Government of the Hong     To be executed*         3 months after
     Kong SAR                                               completion of the
                                                            ESD Project
============================================================================
  3  The Hongkong and Shanghai      To be executed*         Till end of all
     Banking Corporation                                    obligations under
                                                            contract
============================================================================
  4  The Hongkong and Shanghai      28 April 1999           31 October 2000
     Banking Corporation



============================================================================


* substantially in the form attached to the Disclosure Letter

                                  SCHEDULE 7:


               Summary of Excluded Business Transfer Arrangements

Abbreviations           Companies/Parties                                                     Place of Incorporation
--------------------------------------------------------------------------------------------------------------------
"HTPHL"                 Hutchison Telecom Properties Holdings Limited                         BVI
"HTSL"                  Hutchison Teleservices Limited                                        BVI
"CNL"                   Colonial Nominees Limited                                             HK
"Excluded Companies"    Goldpraise, Goldtop, HMTSL and Mollson
"Goldpraise"            Goldpraise Limited                                                    BVI
"Goldtop"               Goldtop Limited                                                       BVI
"HCL"                   Hutchison Communications Limited                                      HK
"HCL Holdings"          HCL Holdings Limited (formerly known as Rapid Profit Limited)         BVI
"HIL"                   Hutchison International Limited                                       HK
"HMSL"                  Hutchison MultiMedia Services Limited                                 HK
"HMTSL"                 Hutchison-Management of Telecommunication Services, Limited           Macau
"HTHK"                  Hutchison Telecommunications (Hong Kong) Limited                      HK
"HWL"                   Hutchison Whampoa Limited                                             HK
"Mollson"               Mollson Limited                                                       BVI
"HPSL"                  Hutchison Paging Services Limited                                     HK
"WHL (CI)"              Whampoa Holdings (C.I.) Limited                                       Jersey

---------------------------------------------------------------------------------------------------------------------------
"BVI"                   British Virgin Islands                                                -
"HK"                    Hong Kong Special Administrative Region of  the People's Republic
                        of China                                                              -
---------------------------------------------------------------------------------------------------------------------------
"Macau lawyers"         J. Neto Valente Advogades                                             -
"WKLL"                  Woo, Kwan, Lee & Lo                                                   -



                       Steps/Documents                                        Parties          Responsibility              Remarks
1.       Incorporation of HPSL
         ---------------------

         a.  Date of Incorporation   :  5th January 1995 (Name changed to
                                        Hutchison Paging Services Limited on
                                        29th September 1999)
         b.  Place of Incorporation  :  HK
         c.  Authorised share capital:  HK$10,000
         d.  Issued share capital    :  HK$20 divided into 2 shares of HK$10
                                        each
         e.  Shareholders            :  1.  Mollson
                                        2.  CNL
         f.  Directors               :  Dennis Lui
                                        Agnes Nardi
                                        Stephen Ngan
         g.  Registered Office       :  22nd Floor, Hutchison House, 10 Harcourt
                                        Road, Hong Kong
         h.  Secretary               :  Edith Shih

         i.  Company no.             :  502096

                                           Steps/Documents                    Parties            Responsibility             Remarks

2.1.1     Incorporation of HTPHL
          ----------------------

          a.  Date of Incorporation   :  30th March 1994 (Name changed to
                                         Hutchison Telecom Properties Holdings
                                         Limited on 23rd September 1999)
          b.  Place of Incorporation  :  BVI
          c.  Authorised share capital:  US$50,000 divided into 50,000 shares of
                                         US$1.00 each
          d.  Issued share capital    :  1 share of US$1.00 each
          e.  Shareholder             :  Mollson
          f.  Directors               :  Dennis Lui
                                         Agnes Nardi
                                         Stephen Ngan
          g.  Registered Office       :  P.O. Box 71, Craigmuir Chambers, Road
                                         Town, Tortola, British Virgin Islands
          h.  Registered Agent        :  HWR Services Limited





                        Steps/Documents                                       Parties            Responsibility             Remarks
2.1.2     Incorporation of HTSL
          ---------------------

          a.  Date of Incorporation   :  2nd June 1993 (Name changed to
                                         Hutchison Teleservices Limited on 4th
                                         October 1999)
          b.  Place of Incorporation  :  BVI
          c.  Authorised share capital:  US$50,000 divided into 50,000 shares of
                                         US$1 each
          d.  Issued share capital    :  1 share of US$1.00 each
          e.  Shareholder             :  Mollson
          f.  Directors               :  Dennis Lui
                                         Agnes Nardi
                                         Steve Li
          g.  Registered Office       :  P.O. Box 71, Craigmuir Chambers, Road
                                         Town, Tortola, British Virgin Islands
          h.  Registered Agent        :  HWR Services Limited

2.2       Registration of HTPHL under Part XI of Companies Ordinance of Hong Kong
          -----------------------------------------------------------------------

2.2.1     Form F1 -                                                        One Director of HTPHL       WKLL
          Registration of an oversea company in HK


2.2.2     Letter of Undertaking -                                          One Director of HTPHL       WKLL
          Undertaking from HTPHL to the HK Companies Registry to submit its accounts required under s.336(1) of the Companies Ordinance



                          Steps/Documents                             Parties       Responsibility       Remarks

2.2.3     Power of Attorney -                                     One Director of    WKLL
          Appointment of authorised person(s)                     HTPHL
          under Part XI of the Companies Ordinance

2.2.4     Certified copies of Certificate of Incorporation        One Director of    WKLL
          and M&A of HTPHL - Certified by a director of HTPHL     HTPHL
          under oath before a HK solicitor

2.2.5     Directors' written resolutions of HTPHL                 Directors of       WKLL            see 7.2.5
          to approve Part XI Registration and                     HTPHL
          appointment of authorised persons

2.2.6     Submission of documents nos. 2.2.1 to 2.2.4             WKLL               WKLL
          above and cheque of HK$1,800 to the
          HK Companies Registry

3.1       Transfer of Mollson by HCL Holdings to WHL(CI)
          ----------------------------------------------

3.1.1     Sale and Purchase Agreement -                           HCL Holdings,      WKLL
          HCL Holdings agrees to transfer to WHL(CI)              WHL(CI)
          one share in Mollson, representing
          the entire issued share capital of Mollson

3.1.2     Instrument of transfer                                  HCL Holdings,      WKLL            Register of members of
                                                                  WHL(CI)                            Mollson outside HK

3.1.3     Directors' written resolutions of HCL Holdings          Directors of       WKLL
          to approve signing of Sale and                          HCL Holdings
          Purchase Agreement

3.1.4     Directors' written resolutions of WHL(CI)               Directors of       WKLL
          to approve signing of Sale and                          WHL(CI)
          Purchase Agreement and change of directorships

3.1.5     Directors' written resolutions of Mollson to            Directors of       WKLL
          approve the transfer and change of                      Mollson
          directorships

3.1.6     Inform registered agent to make relevant                Secretary of       Secretary of
          entries in the register of members                      Mollson            Mollson


3.1.7     Cancellation of old share certificate and issue of      Secretary of       Secretary of
          new share certificate of                                Mollson            Mollson
          Mollson to WHL(CI)

                    Steps/Documents                                   Parties                Responsibility        Remarks

     3.2  Change of Directorships of WHL(CI) and Mollson
          ----------------------------------------------

          In respect of WHL(CI) :-
          ------------------------

   3.2.1  Directors' written resolutions -                        Directors of WHL(CI)          WKLL             See 3.1.4
          to approve resignation and appointment of directors

   3.2.2  2 Letters of Resignation from George Magnus             relevant Directors of         WKLL
          and Edith Shih                                          WHL(CI)

   3.2.3  2 Letters of Consent to Act as director from            relevant Directors of         WKLL
          Dennis Lui and Agnes Nardi                              WHL(CI)

   3.2.4  Inform registered agent to make relevant                Secretary of WHL(CI)          Secretary of WHL(CI)
          entries in register of directors

          In respect of Mollson :-
          ------------------------

   3.2.5  Directors' written resolutions -                        Directors of Mollson          WKLL             See 3.1.5
          to approve resignation and appointment of directors

   3.2.6  Letter of Resignation from Edith Shih                   relevant Director of          WKLL
                                                                  Mollson

   3.2.7  Letter of Consent to Act as director from Agnes Nardi   relevant Director of          WKLL
                                                                  Mollson

   3.2.8  Inform registered agent to make relevant                Secretary of Mollson          Secretary of Mollson
          entries in register of directors

      4.  Transfer of Goldtop by HCL to HTSL
          ----------------------------------

     4.1  Sale and Purchase Agreement -                           HCL, HTSL                     WKLL
          HCL agrees to transfer to HTSL one share in Goldtop,
          representing the entireissued share capital of Goldtop

     4.2  Instrument of transfer                                  HCL, HTSL                     WKLL            Register of members
                                                                                                                of Goldtop outside

                    Steps/Documents                                   Parties           Responsibility             Remarks
                                                                                                                HK


     4.3  Loan Assignment Deed                                    HCL, HTSL, Goldtop          WKLL

     4.4  Directors' written resolutions of HCL to approve        Directors of HCL            WKLL             To cover all matters
          signing of Sale and Purchase Agreement and the                                                       relating to this
          Loan Assignment Deed                                                                                 restructuring

     4.5  Directors' written resolutions of HTSL to approve       Directors of HTSL           WKLL             To cover all matters
          signing of Sale and Purchase Agreement and the                                                       relating to this
          Loan Assignment Deed                                                                                 restructuring

     4.6  Directors' written resolutions of Goldtop to approve    Directors of Goldtop        WKLL
          the transfer and the Loan Assignment Deed

     4.7  Inform registered agent to make relevant entries        Secretary of Goldtop        Secretary of Goldtop
          in the register of members

     4.8  Cancellation of old share certificate and issue         Secretary of Goldtop        Secretary of Goldtop
          of new share certificate of Goldtop to HTSL

      5.  Transfer of Goldpraise by HCL to HTSL
          -------------------------------------

     5.1  Sale and Purchase Agreement -                           HCL, HTSL                   WKLL
          HCL agrees to transfer to HTSL one share in
          Goldpraise, representing the entire
          issued share capital of Goldpraise

     5.2  Instrument of transfer                                  HCL, HTSL                   WKLL             Register of members
                                                                                                               of Goldpraise
                                                                                                               outside HK
     5.3  Loan Assignment Deed                                    HCL, HTSL, Goldpraise       WKLL

     5.4  Directors' written resolutions of HCL to approve        Directors of HCL            WKLL             See 4.4
          signing of Sale and Purchase Agreement and the
          Loan Assignment Deed

     5.5  Directors' written resolutions of HTSL to approve       Directors of HTSL           WKLL             See 4.5
          signing of Sale and Purchase Agreement and the
          Loan Assignment Deed

     5.6  Directors' written resolutions of Goldpraise to         Directors of Goldpraise     WKLL
          approve the transfer and the Loan Assignment Deed


                          Steps/Documents                         Parties         Responsibility                    Remarks

     5.7  Inform registered agent to make relevant entries      Secretary of       Secretary of
          in the register of members                            Goldpraise         Goldpraise

     5.8  Cancellation of old share certificate and issue       Secretary of       Secretary of
          of new share certificate of Goldpraise to HTSL        Goldpraise         Goldpraise

      6.  Transfer of HMTSL by HCL to HTSL
          --------------------------------

     6.1  Sale and Purchase Agreement -                         HCL, HTSL          WKLL
          HCL agrees to transfer to HTSL two shares
          in HMTSL, representing the entire issued share
          capital of HMTSL

     6.2  (a)  Transfer Deed                                    HCL, HTSL          WKLL/Macau lawyers           Register of members
          (b)  Declaration of Trust                             CNL                                             of HMTSL outside
                                                                                                                Hong Kong


     6.3  Loan Assignment Deed                                  HCL, HTSL, HMTSL   WKLL


     6.4  (a)  Directors' written resolutions of HCL to         Directors of HCL   WKLL                         See 4.4
               approve/ratify signing of Sale and Purchase
               Agreement and the Loan Assignment Deed

          (b)  Directors' written resolutions of HCL to         Directors of       WKLL/Macau lawyers
               approve/ratify the signing of the Transfer       HCL/ Notary
               Deed (with Notary Public certificate)            Public

     6.5  Directors' written resolutions of CNL to              Directors of       WKLL/Macau lawyers
          approve/ratify the signing of Transfer                CNL/ Notary
          Deed (with Notary Public certificate)                 Public

     6.6  (a)  Directors' written resolutions of                Directors of       WKLL                         See 4.5
               HTSL to approve/ratify signing of Sale           HTSL
               and Purchase Agreement
          (b)  Directors' written resolutions of HTSL           Directors of       WKLL/Macau lawyers
               to approve/ratify the signing of the             HTSL/ Notary
               Transfer Deed (with Notary Public certificate)   Public

     6.7  Directors' written resolutions of HMTSL to            Directors of       WKLL
          approve/ratify the transfer and the                   HMTSL
          Loan Assignment Deed

     6.8  Make relevant entries in the register of members      Secretary of       Secretary of
                                                                HMTSL              HMTSL

     6.9  Cancellation of old share certificates and issue      Secretary of       Secretary of
          of new share certificates of HMTSL to HTSL            HMTSL              HMTSL


                          Steps/Documents                               Parties             Responsibility        Remarks



      7.  Transfer of properties from HCL at revalued cost
          ------------------------------------------------

     7.1  Transfer of properties from HCL to HPSL
          (a)  Flat 3, 34/F., Block A with Block Roof, Po Sing
               Centre, Ta Chuen Ping Street, Kwai Chung
          (b)  Shop C, G/F and Lavatory M/F., Silver Commercial Building,
               719 Nathan Road, Mongkok, Kowloon
          (c)  Flat C, 23/F with Roof, Tung Po Building,
               483-497 King's Road, North Point
          (d)  Office No. 1 of 29/F and Portion of Roof Top, Ho King
               Commercial Centre, 2-16 Fa Yuen Street, Kowloon

   7.1.1  Statutory Declaration as to loss of title                  Director of HCL               WKLL
          deeds for property (a)
   7.1.2  Memorandum for Sale and Purchase for each property         HCL, HPSL                     WKLL

   7.1.3  Assignment for each property                               HCL, HPSL                     WKLL

   7.1.4  Directors' written resolutions of HCL                      Directors of HCL              WKLL       See 4.4
          approving the transfer
   7.1.5  Directors' written resolutions of HPSL                     Directors of HPSL             WKLL       To cover all matters
          approving the acquisition                                                                           relating to
                                                                                                              this restructuring
   7.1.6  Memorials for                                              WKLL                          WKLL
          (a)  Memorandum for Sale and Purchase
          (b)  Assignment

   7.1.7  Questionnaire for stamping of Assignment                   WKLL                          WKLL


   7.1.8  Submit Assignment to Stamp Office for stamping             WKLL                                     Within 30 days

   7.1.9  Register Memorandum for Sale and Purchase and                                            WKLL       Within one month
          Assignment with Land Registry


                          Steps/Documents                               Parties             Responsibility        Remarks



     7.2  Transfer of properties from HCL to HTPHL
          (a)  Shop D on G/F., 1/F., Flat C on 2/F and Flat Roof, Gardenview
               Building, 197-209 Sai Yeung Choi Street
          (b)  Flat F, 28/F with Roof, Kwong Fai Mansion, 1G-1H, 3-13 Kwong Wah
               Street, Mongkok, Kowloon
          (c)  Workshop F, 7/F., Hop Hing Industrial Building, 704 Castle Peak
               Road, Kowloon
          (d)  Shop 18, M/F, Kwun Tong Plaza, 68 Hoi Yuen Road, Kwun Tong,
               Kowloon
          (e)  1/F. of 90 and 92 Sai Yee Street, 1/F. of 72 and 74 Argyle
               Street, 2/F. of 90 Sai Yee Street and 2/F. of 72 Argyle Street
          (f)  Shop 33 and 39, 1/F., Ho King Commercial Centre, 2-16 Fa Yuen
               Street, Kowloon
          (g)  Portion A of 4/F., Ho King Commercial Centre, 2-16 Fa Yuen
               Street, Kowloon
          (h)  2/F and 3/F., Portion of 3/F., Ho King Commercial Centre,
               2-16 Fa Yuen Street, Kowloon

   7.2.1  Statutory Declaration as to loss of title deeds for                   Director of HCL     WKLL
          properties (c) and (d)
   7.2.2  Memorandum for Sale and Purchase for each property                    HCL, HTPHL          WKLL

   7.2.3  Assignment                                                            HCL, HTPHL          WKLL

   7.2.4  Directors' written resolutions of HCL approving the transfer          Directors of HCL    WKLL               See 4.4

   7.2.5  Directors' written resolutions of HTPHL approving the                 Directors of        WKLL
          acquisition and Part XI registration under                            HTPHL
          Companies Ordinance

   7.2.6  Memorials for                                                         WKLL                WKLL
          (a)  Memorandum for Sale and Purchase
          (b)  Assignment

   7.2.7  Questionnaire for stamping of Assignment                              WKLL                WKLL

   7.2.8  Submit Assignment to Stamp Office for stamping                                            WKLL               Within 30
                                                                                                                       days

                          Steps/Documents                                         Parties            Responsibility      Remarks

   7.2.9  Register Memorandum for Sale and Purchase and Assignment                                  WKLL               Within one
          with                                                                                                         month

          Land Registry

      8.  Transfer of business, assets and liabilities relating
          -----------------------------------------------------
          to paging business by HCL to HPSL
          ---------------------------------

     8.1  Sale and Purchase Agreement for the transfer of :-                    HCL, HPSL           WKLL
          (a)  fixed assets
          (b)  current assets and current liabilities
          (c)  business
          (d)  rights under all existing contracts

     8.2  Deed of Assignment and Assumption                                     HCL, HPSL           WKLL               See Schedule
                                                                                                                       1 to 8.1

     8.3  Notice in Government Gazette as to transfer of business               HPSL                WKLL

     8.4  Directors' written resolutions of HCL approving the transfer          Directors of HCL    WKLL               See 4.4

     8.5  Directors' written resolutions of HPSL approving the acquisition      Directors of HPSL   WKLL               See 7.1.5

      9.  Paging Licences
          ---------------

          Letter from HCL to OFTA - 2 Public Radiocommunication Service         HPSL, HCL           HPSL, HCL
          Licences granted to HCL to be transferred/assigned to HPSL with the prior written consent of OFTA

     10.  Radio Dealer Licence
          --------------------

          To inform FADM to apply for new BR Certificates and Radio Dealer
          Licences

     11.  Shares in Hong Kong Radio Paging Association Limited ("HKRPAL")
          ---------------------------------------------------------------

    11.1  Instrument of Transfer                                                HCL, HPSL           WKLL

    11.2  Bought and Sold Notes                                                 HCL, HPSL           WKLL

                        Steps/Documents                                           Parties            Responsibility         Remarks

    11.3  Minutes of Board Meeting/Directors' written resolutions of HKRPAL     Directors of        WKLL
          to approve the transfer                                               HKRPAL


     12.  Waiving of loan by HWL
          ----------------------

          Directors' written resolutions of HWL waiving loan advanced to HCL    Directors of HWL    WKLL

     13.  Repayment of bank loan and part of the restructuring loan and
          -------------------------------------------------------------
          conversion of the balance to shareholders' loans
          ------------------------------------------------

     14.  Novation/assignment of contracts
          --------------------------------


                                  SCHEDULE 8:


            Summary of the Partnership Reorganisation Arrangements

------------------------------------------------------------------------------------------------------------------------
Abbreviations                   Companies/Parties                                       Place of Incorporation
------------------------------------------------------------------------------------------------------------------------
"Analogue"                      Analogue Technical Agencies Limited                     HK
"Aberdeen"                      Aberdeen Commercial Investments Limited                 HK
"CSC"                           CSC Intelicom, Inc.                                     Delaware
"CNL"                           Colonial Nominees Limited
"HCL"                           Hutchison Communications Limited                        HK
"HIL"                           Hutchison International Limited                         HK
"HNP"                           HCL Network Partnership                                 HK
"Hongville"                     Hongville Limited                                       HK
"HPHL"                          HCL Partnership Holdings Limited                        HK
"HTHK"                          Hutchison Telecommunications (Hong Kong) Limited        HK
"HWPL"                          Hutchison Whampoa Properties Limited                    HK
"IVRS"                          IVRS (International) Limited                            HK
"Palliser"                      Palliser Investments Limited                            HK
"Siemens"                       Siemens Limited                                         HK
"Siemens Guarantor"             Siemens Aktiengesellschaft                              Germany
"Unitech"                       Unitech Computer Systems Limited
------------------------------------------------------------------------------------------------------------------------
"HK"                            Hong Kong Special Administrative Region of
                                the People's Republic of China                          -
------------------------------------------------------------------------------------------------------------------------
"WKLL"                          Woo, Kwan, Lee & Lo                                     -

-----------------------------------------------------------------------------------------------------------------------------------
                                Steps/Documents                       Parties                   Responsibility        Remarks

-----------------------------------------------------------------------------------------------------------------------------------
1.      Ratification of Execution of Documents
        --------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
1.1     Directors' written resolution of Hongville to                 Directors of Hongville    WKLL
        ratify the execution of the following agreements
        (the "Existing Agreements") :-
        (a)  the international software license,
             maintenance and services agreement
             between HNP and CSC dated 10th July, 1995
             (the "CSC Agreement")
        (b)  the agreement between HNP and IVRS on
             customer service support technology
             and related equipment and software (the
              "IVRS Agreement")
        (c)  the maintenance service agreements between
             HNP and Unitech regarding ECL DTX-360 system
             and ECI DTX-240 and coherent EC-6000 Echo
             Canceller systems respectively; and
        (d)  contract for post warranty support dated
             14th March, 1997 between HNP, Siemens and
             Siemens Guarantor
-----------------------------------------------------------------------------------------------------------------------------------
1.2     Directors' written resolution of Palliser to                  Directors of Palliser     WKLL
        Existing Agreements
-----------------------------------------------------------------------------------------------------------------------------------
1.3     Directors' written resolution of Aberdeen to                  Directors of Aberdeen     WKLL
        ratify the execution of the Existing
        Agreements
-----------------------------------------------------------------------------------------------------------------------------------
1.4     Written consent of action by the partners of                  Hongville, Palliser,      WKLL
        HNP to ratify the execution of the Existing                   Aberdeen
        Agreements
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                Steps/Documents                       Parties                   Responsibility        Remarks

-----------------------------------------------------------------------------------------------------------------------------------
2.      Restructuring of HNP in Year 1999
        ---------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
2.1     Incorporation of HPHL                                                                   HTHK
        (a)  Date of Incorporation     :  15th January 1997
                                          (Name to be changed
                                          to HCL Partnership
                                          Holdings Limited)
        (b)  Place of Incorporation    :  HK
        (c)  Authorised share capital  :  HK$10.000
        (d)  Issued share capital      :  HK$2.00 divided into
                                          2 shares of HK$1.00 each
        (e)  Shareholders              :  1. HCL
                                          2. CNL
        (f)  Directors                 :  Canning Fok
                                          Susan Chow
                                          Dennis Lui
                                          Agnes Nardi
        (g)  Registered Office         :  22nd Floor, Hutchison
                                          House, 10 Harcourt Road,
                                          Hong Kong
        (h)  Secretary                 :  Edith Shih
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                Steps/Documents                       Parties                   Responsibility        Remarks

-----------------------------------------------------------------------------------------------------------------------------------
2.2     Restructuring agreement regarding :-                          Hongville, Palliser,      WKLL
        (a)  retirement of Palliser and Aberdeen as                   Aberdeen, HCL, HPHL
             partners of HNP;
        (b)  admission of HCL and HPHL as new partners
             of HNP holding respectively 99.98% and
             0.01% interest in the newly constituted
             partnership (see Chart 2);
        (c)  capital contribution by HCL and HPHL
             according to their respective percentage
             holding in HNP;
        (d)  loan advance by HCL and HPHL respectively to HNP;
        (e)  repayments by HNP to Hongville, Palliser and
             Aberdeen as to:-
                (i)   the entire amount of their respective
                      capital contribution (except for Hongville,
                      an amount representing Hongville's reduced
                      partnership share in HNP shall be retained
                      with HNP to reflect its pro-rata capital
                      contribution); and
                (ii)  the entire amount of their respective loan
                      advance (except for Hongville, an amount
                      representing Hongville's reduced partnership
                      share in HNP shall be retained with HNP to
                      reflect its pro-rata loan advance)
-----------------------------------------------------------------------------------------------------------------------------------
2.3     Directors' written resolution of Hongville to approve         Directors of Hongville    WKLL
        the Restructuring Agreement and other documents relating
        to the restructuring
-----------------------------------------------------------------------------------------------------------------------------------
2.4     Directors' written resolution of Palliser to approve          Directors of Palliser     WKLL
        the Restructuring Agreement and other documents
        relating to the restructuring
-----------------------------------------------------------------------------------------------------------------------------------
2.5     Directors' written resolution of Aberdeen to approve          Directors of Aberdeen     WKLL
        the Restructuring Agreement and other documents relating
        to the restructuring
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                Steps/Documents                       Parties                   Responsibility        Remarks

-----------------------------------------------------------------------------------------------------------------------------------
2.6     Directors' written resolution of HCL to approve the           Directors of HCL          WKLL
        Restructuring Agreement and other documents relating
        to the restructuring and to approve borrowing of a
        non-interest bearing loan from HIL and granting of
        a non-interest bearing loan to HPHL
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                Steps/Documents                       Parties                   Responsibility        Remarks

-----------------------------------------------------------------------------------------------------------------------------------
2.7     Directors' written resolution of HPHL to approve the          Directors of HPHL         WKLL
        Restructuring Agreement and other documents relating
        to the restructuring and to approve borrowing of a
        non-interest bearing loan from HCL
-----------------------------------------------------------------------------------------------------------------------------------
2.8     Directors' written resolution of HIL to approve granting      Directors of HIL          WKLL
        of a non-interest bearing loan to HCL
-----------------------------------------------------------------------------------------------------------------------------------
2.9     Contribution of capital and loan advance by HCL and HK Co     HIL, HCL, HPHL
        to HNP through loan provided by HIL
-----------------------------------------------------------------------------------------------------------------------------------
2.10    Written consent of action by the partners of HNP to           HNP, Hongville,
        approve repayment of loan advance by HNP to Hongville,        Palliser, Aberdeen,
        Palliser and Aberdeen which amount shall be ultimately        HWPL, HIL
        repaid to HIL
----------------------------------------------------------------------------------------------------------------------------------
2.11    Form IRBR64 regarding changes to particulars of HNP           Hongville, Palliser,      WKLL            Particulars have to
        filed under the Business Registration Ordinance               Aberdeen, HCL, HK Co                      to be filed within 1
                                                                                                                month from the date
                                                                                                                of change
-----------------------------------------------------------------------------------------------------------------------------------
2.12    Notice in Government Gazette as to change of partners         WKLL                      WKLL            Government Gazette
        of HNP                                                                                                  is published on
                                                                                                                every Friday and
                                                                                                                deadline of
                                                                                                                Government Printer
                                                                                                                for receiving notice
                                                                                                                for publication is
                                                                                                                noon of Monday
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                Steps/Documents                       Parties                   Responsibility        Remarks

-----------------------------------------------------------------------------------------------------------------------------------
2.13    Notification to all persons who deal with HNP as to           HNP                       WKLL
        the change of partners of HNP, including :-
        (a)  CSC
        (b)  IVRS
        (c)  Unitech
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                Steps/Documents                       Parties                   Responsibility        Remarks

-----------------------------------------------------------------------------------------------------------------------------------
        (d)  Siemens
        (e)  Siemens Guarantor
        (f)  HCL
        (g)  Analogue
-----------------------------------------------------------------------------------------------------------------------------------
2.14    Direct Covenants to be executed by HCL and HPHL               HCL, HPHL                 WKLL
        acknowledging that they are bound by the following
        existing licence agreements :-
        (a)  the CSC Agreement
        (b)  the IVRS Agreement
        (c)  the equipment lease agreement dated 29th July, 1996
             between HNP and HCL
        (d)  the system supply and project management agreement
             dated 9th September, 1994 between HNP, Siemens and
             Siemens Guarantor
        (e)  the software licence dated 9th September, 1994 between
             HNP and Siemens Guarantor
-----------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 9:


                                   Approvals

                                    Part 1
                                    ------

1.   Requisite consent of the Federal Communications Commission

2. Approval of the banks under the Global Crossing US$3 billion credit agreement.


                                    Part 2
                                    ------

1. OFTA having approved in writing the proposed transfer of Public Radiocommunication Service Licences No. 044 and 047 held by HCL to Hutchison Paging Services Limited pursuant to the Excluded Business Transfer Arrangements.

                                 SCHEDULE 10:


                   Agreement Counterpart and Acknowledgement

TO:       Global Crossing Ltd.

RE: The Subscription and Sale and Purchase Agreement (the "Purchase Agreement") dated 15th November, 1999, by and among Hutchison Whampoa Limited, Hutchison Telecommunications Limited, Global Crossing Ltd., Global Crossing Ltd. and HCL Holdings Limited and the Registration Rights Agreement (the "Registration Rights Agreement") dated as of _______, 1999, by and among Global Crossing Ltd. and the Holders (as defined in the Registration Rights Agreement)


     The undersigned hereby agrees to be bound by the terms of Clause 10 of the Purchase Agreement and the Registration Rights Agreement as a party to such agreements, and shall be entitled to all benefits of the Holders (as defined in the Registration Rights Agreement) and shall be subject to all obligations and restrictions of the Holders pursuant to the Registration Rights Agreement, as fully and effectively as though the undersigned had executed a counterpart of such agreements together with the other parties to such agreements. The undersigned hereby acknowledges having received and reviewed a copy of the Purchase Agreement and the Registration Rights Agreement.


                 DATED this _____ day of ______________, _____


By:

Title:

Number of

Shares of

Registrable Securities: